                                                                   EXHIBIT 10.12



                                CREDIT AGREEMENT


                                     between


                       AFFILIATED COMPUTER SERVICES, INC.,
                                    Borrower


                 WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION,
                               Agent and Arranger


                                       and


                                 CERTAIN LENDERS


                         $50,000,000 REVOLVING FACILITY



                               SEPTEMBER 27, 1999

                                TABLE OF CONTENTS

SECTION 1         DEFINITIONS AND TERMS...........................................................................1
         1.1      Definitions.....................................................................................1
         1.2      Time References................................................................................13
         1.3      Other References...............................................................................13
         1.4      Accounting Principles..........................................................................13

SECTION 2         COMMITMENT.....................................................................................14
         2.2      Borrowing Procedure............................................................................14
         2.3      Letters of Credit..............................................................................15
         2.5      Borrowing Notices and LC Requests..............................................................19
         2.6      Termination....................................................................................19
         2.7      Lenders........................................................................................19

SECTION 3         TERMS OF PAYMENT...............................................................................20
         3.1      Notes and Payments.............................................................................20
         3.2      Interest and Principal Payments................................................................21
         3.3      Interest Options...............................................................................21
         3.4      Quotation of Rates.............................................................................21
         3.5      Default Rate...................................................................................21
         3.6      Interest Recapture.............................................................................21
         3.7      Interest Calculations..........................................................................22
         3.8      Maximum Rate...................................................................................22
         3.9      Interest Periods...............................................................................22
         3.10     Conversions....................................................................................22
         3.11     Order of Application...........................................................................23
         3.12     Sharing of Payments, Etc.......................................................................23
         3.13     Offset.........................................................................................23
         3.14     Booking Borrowings.............................................................................24
         3.15     Basis Unavailable or Inadequate for LIBOR......................................................24
         3.16     Additional Costs...............................................................................24
         3.17     Change in Laws.................................................................................26
         3.18     Funding Loss...................................................................................26
         3.19     Foreign Lenders, Participants, and Assignees...................................................26

SECTION 4         FEES...........................................................................................27
         4.1      Treatment of Fees..............................................................................27
         4.2      Agent's Fees...................................................................................27
         4.3      LC Fees........................................................................................27

SECTION 5         SECURITY.......................................................................................29
         5.1      Guaranty.......................................................................................29
         5.2      Collateral.....................................................................................29
         5.3      Additional Security and Guaranties.............................................................29
         5.4      Further Assurances.............................................................................29
         5.5      Release of Collateral..........................................................................29

SECTION 6         CONDITIONS PRECEDENT...........................................................................29

SECTION 7         REPRESENTATIONS AND WARRANTIES.................................................................30
         7.1      Purpose and Regulation U.......................................................................30
         7.2      Corporate Existence, Good Standing, and Authority..............................................30
         7.3      Subsidiaries and Names.........................................................................31
         7.4      Authorization and Contravention................................................................31

                                                                CREDIT AGREEMENT

         7.5      Binding Effect.................................................................................31
         7.6      Financials and Existing Debt...................................................................31
         7.7      Solvency.......................................................................................32
         7.8      Litigation.....................................................................................32
         7.9      Taxes..........................................................................................32
         7.10     Environmental Matters..........................................................................32
         7.11     Employee Plans.................................................................................32
         7.12     Properties; Liens..............................................................................33
         7.13     Government Regulations.........................................................................33
         7.14     Transactions with Affiliates...................................................................33
         7.15     Debt...........................................................................................33
         7.16     Leases.........................................................................................33
         7.17     Labor Matters..................................................................................33
         7.18     Intellectual Property..........................................................................33
         7.19     Insurance......................................................................................34
         7.20     Full Disclosure................................................................................34

SECTION 8         AFFIRMATIVE COVENANTS..........................................................................34
         8.1      Certain Items Furnished........................................................................34
         8.2      Use of Credit..................................................................................35
         8.3      Books and Records..............................................................................35
         8.4      Inspections....................................................................................35
         8.5      Taxes..........................................................................................35
         8.6      Payment of Obligation..........................................................................35
         8.7      Expenses.......................................................................................36
         8.8      Maintenance of Existence, Assets, and Business.................................................36
         8.9      Insurance......................................................................................36
         8.10     Environmental Matters..........................................................................36
         8.11     INDEMNIFICATION................................................................................36
         8.12     Chief Executive Office; Material Agreements....................................................37
         8.13     Environmental Laws.............................................................................38
         8.14     Subsidiaries...................................................................................38

SECTION 9         NEGATIVE COVENANTS.............................................................................38
         9.1      Payroll Taxes..................................................................................38
         9.2      Debt...........................................................................................38
         9.3      Loans, Advances, Acquisitions and Investments..................................................38
         9.4      Liens..........................................................................................39
         9.5      Employee Plans.................................................................................40
         9.6      Transactions with Affiliates...................................................................40
         9.7      Compliance with Laws and Documents.............................................................40
         9.8      Issuance of Securities.........................................................................40
         9.9      Distributions..................................................................................40
         9.10     Disposition of Assets..........................................................................41
         9.11     Mergers, Consolidations, and Dissolutions......................................................41
         9.12     Assignment.....................................................................................41
         9.13     Fiscal Year and Accounting Methods.............................................................41
         9.14     New Businesses.................................................................................41
         9.15     Government Regulations.........................................................................41
         9.16     Strict Compliance..............................................................................41
         9.17     Deposit of Borrowings..........................................................................42
         9.18     Prepayments of Subordinated Notes..............................................................42
         9.19     Changes Relating to Subordinated Notes.........................................................42

SECTION 10        FINANCIAL COVENANTS............................................................................42
         10.1     Net Worth......................................................................................42

                                      (ii)
                                                                CREDIT AGREEMENT

         10.2     Funded Debt/EBITDA Ratio.......................................................................42
         10.3     Fixed-Charge Coverage..........................................................................42

SECTION 11        DEFAULT........................................................................................42
         11.1     Payment of Obligation..........................................................................42
         11.2     Covenants......................................................................................43
         11.3     Debtor Relief..................................................................................43
         11.4     Attachment.....................................................................................43
         11.5     Payment of Judgments...........................................................................43
         11.6     Government Action..............................................................................43
         11.7     Misrepresentation..............................................................................44
         11.8     Ownership of Companies.........................................................................44
         11.9     Change of Control of Borrower..................................................................44
         11.10    Other Funded Debt..............................................................................44
         11.11    SEC Reporting Requirements.....................................................................45
         11.12    Validity and Enforceability....................................................................45
         11.13    LCs............................................................................................45
         11.14    Material Agreements............................................................................45
         11.15    Impairment of Collateral or Ability to Pay.....................................................46
         11.16    Subordinated Notes.............................................................................46

SECTION 12        RIGHTS AND REMEDIES............................................................................46
         12.1     Remedies Upon Default..........................................................................46
         12.2     Company Waivers.  .............................................................................46
         12.3     Performance by Agent...........................................................................46
         12.4     Not in Control.................................................................................47
         12.5     Course of Dealing..............................................................................47
         12.6     Cumulative Rights..............................................................................47
         12.7     Application of Proceeds........................................................................47
         12.8     Certain Proceedings............................................................................47
         12.9     Expenditures by Lenders........................................................................48
         12.10    Diminution in Value of Collateral..............................................................48

SECTION 13        AGENT AND LENDERS..............................................................................48
         13.1     Agent..........................................................................................48
         13.2     Expenses.......................................................................................49
         13.3     Proportionate Absorption of Losses.............................................................49
         13.4     Delegation of Duties; Reliance.................................................................50
         13.5     Limitation of Agent's Liability................................................................50
         13.6     Default........................................................................................51
         13.7     Collateral Matters.............................................................................51
         13.8     Limitation of Liability........................................................................52
         13.9     Relationship of Lenders........................................................................52
         13.10    Benefits of Agreement..........................................................................52

SECTION 14        MISCELLANEOUS..................................................................................52
         14.1     Nonbusiness Days...............................................................................52
         14.2     Communications.................................................................................52
         14.3     Form and Number of Documents...................................................................53
         14.4     Exceptions to Covenants........................................................................53
         14.5     Survival.......................................................................................53
         14.6     Governing Law..................................................................................53
         14.7     Invalid Provisions.............................................................................53
         14.8     Amendments, Consents, Conflicts, and Waivers...................................................53
         14.9     Multiple Counterparts..........................................................................54
         14.10    Parties........................................................................................54
         14.11    Venue, Service of Process, and Jury Trial......................................................55
         14.12    Confidentiality Obligations....................................................................56
         14.13    Entirety.......................................................................................56


                                      (iii)
                                                                CREDIT AGREEMENT

                             SCHEDULES AND EXHIBITS

Schedule 1          -    Lenders and Commitments
Schedule 3.2        -    Commitment Reduction Schedule
Schedule 6          -    Closing Documents
Schedule 7.3        -    Companies and Names
Schedule 7.7        -    Company Solvency Schedule
Schedule 7.8        -    Litigation
Schedule 7.10       -    Environmental Matters
Schedule 7.11       -    Employee-Plan Matters
Schedule 7.14       -    Affiliate Transactions
Schedule 7.18       -    Intellectual Property
Schedule 9.2        -    Permitted Debt
Schedule 9.5        -    Permitted Liens
Schedule 12.1(c)    -    MoneyMaker Network ATM Settlement Aggregation Accounts

Exhibit A-1         -    Revolving Note
Exhibit A-2         -    Swing-Line Note
Exhibit B           -    Guaranty
Exhibit C-1         -    Borrowing Request
Exhibit C-2         -    Conversion Notice
Exhibit C-3         -    LC Request
Exhibit C-4         -    Compliance Certificate
Exhibit D           -    Opinion of General Counsel to Companies
Exhibit F           -    Assignment and Assumption Agreement





                                      (v)
                                                                CREDIT AGREEMENT

                                CREDIT AGREEMENT


         THIS AGREEMENT is entered into as of September 27, 1999, between AFFILIATED COMPUTER SERVICES, INC., a Delaware corporation ("BORROWER"), Lenders (defined below), and WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION, as Agent for Lenders.

         1. Borrower has requested that Lenders extend to Borrower a revolving credit facility not to exceed the principal amount of $50,000,000 (subject to increase pursuant to SECTION 2.7) at any time (with certain subfacilities for letters of credit and swing-line advances) (the "REVOLVING FACILITY").

         2. Lenders are willing to extend the requested credit on the terms and subject to the conditions of this Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1 DEFINITIONS AND TERMS.

         1.1 Definitions. As used in the Loan Documents:

         AFFILIATE of a Person means any other individual or entity who directly or indirectly controls, is controlled by, or is under common control with that Person. For purposes of this definition (a) "control," "controlled by," and "under common control with" mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities or other interests, by contract, or otherwise), and (b) any individual or entity who beneficially owns, directly or indirectly, 10% or more (in number of votes) of the securities having ordinary voting power for the election of directors (or individuals performing similar functions) of another Person and any individual who is an officer or director of another Person is conclusively presumed to control that Person.

         AGENT means, at any time, Wells Fargo Bank (Texas), National Association -- or its successor or assigns appointed under SECTION 13 -- acting as Agent for Lenders under the Loan Documents.

         APPLICABLE MARGIN means, for any day, the margin of interest over LIBOR that is applicable when LIBOR is determined under this agreement. The Applicable Margin is subject to adjustment (upwards or downwards, as appropriate) based on the Funded Debt/EBITDA Ratio as stated in the table below:

                 FUNDED DEBT/                         APPLICABLE MARGIN FOR
                 EBITDA RATIO                           LIBOR BORROWINGS
-------------------------------------------------     ---------------------
Greater than or equal to 2.50 to 1.00                        1.250%

Less than 2.50 to 1.00, but greater than or equal            1.000%
to 2.00 to 1.00

Less than 2.00 to 1.00, but greater than or equal            0.875%
to 1.50 to 1.00

Less than 1.50 to 1.00, but greater than or equal             0.75%
to 1.00 to 1.00

Less than 1.00 to 1.00                                       0.650%

                                                                CREDIT AGREEMENT

         The Funded Debt/EBITDA Ratio shall be calculated quarterly on a consolidated basis for the Companies on the last day of each March, June, September and December, commencing December 31, 1999, based upon the most recently furnished Financials under SECTION 8.1 and any related Compliance Certificate, and shall apply to all Interest Periods commencing after the delivery of such Financials, until recalculated in accordance with this paragraph. If Borrower fails to furnish to Agent any such Financials and any related Compliance Certificate when required to pursuant to SECTION 8.1, then the maximum Applicable Margin shall apply to all Interest Periods commencing after the date upon which such Financials were due until Borrower furnishes the required Financials and any related Compliance Certificate to Agent and shall apply from and as of each date of calculation until the following date of calculation. From the Closing Date until December 31, 1999, the Applicable Margin shall not be less than 1.00%.

         APPLICABLE PERCENTAGE means, for any day, a commitment-fee percentage applicable under SECTION 4.4, subject to adjustment (upwards or downwards, as appropriate), based on the Funded Debt/ EBITDA Ratio, as follows:

                   FUNDED DEBT/EBITDA RATIO                       APPLICABLE PERCENTAGE
----------------------------------------------------------------- ---------------------
Greater than or equal to 2.50 to 1.00                                   0.350%

Less than 2.50 to 1.00, but greater than or equal to 2.00 to 1.00       0.300%

Less than 2.00 to 1.00, but greater than or equal to 1.50 to 1.00       0.250%

Less than 1.50 to 1.00, but greater than or equal to 1.00 to 1.00       0.200%

Less than 1.00 to 1.00                                                  0.200%


The Funded Debt/EBITDA Ratio is determined as described in the definition of APPLICABLE MARGIN and shall apply from and as of the date of calculation until the following date of calculation. From the Closing Date until December 31, 1999, the Applicable Percentage shall not be less than 0.300%.

         ASSIGNEE is defined in SECTION 14.10(c).

         ASSIGNMENT is defined in SECTION 14.10(c).

         ATM means any automated teller machine which Borrower (a) operates for its own account or (b) owns, either directly or beneficially.

         ATM CREDIT AGREEMENT means that certain letter agreement (as amended) dated as of December 15, 1995, executed between Borrower and Bank One, Texas, N.A.


                                       2
                                                                CREDIT AGREEMENT

         ATM FACILITY means the $11,000,000 credit facility extended to Borrower by Bank One, Texas, N.A. under the terms of the ATM Credit Agreement.

         BASE RATE means, for any day, the greater of either (a) the annual interest rate most recently announced by Wells Fargo Bank, National Association at its principal office in San Francisco, California, as its prime rate, with the understanding that such prime rate is one of its base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference to the prime rate, and is evidenced by the recording of such prime rate after its announcement in such internal publication or publications as Wells Fargo Bank, National Association may designate, automatically fluctuating upward and downward without special notice to Borrower or any other Person, or (b) the sum of the Federal-Funds Rate plus 0.5%.

         BASE-RATE BORROWING means a Borrowing bearing interest at the Base
Rate.

         BORROWER is defined in the preamble to this agreement.

         BORROWING means any amount disbursed under the Loan Documents by one or more Lenders to or on behalf of Borrower under the Loan Documents, including any Swing-Line Borrowing, either as an original disbursement of funds, a renewal, extension, or continuation of an amount outstanding, or a payment under an LC.

         BORROWING DATE means the date on which funds are requested by Borrower in a Borrowing Request.

         BORROWING REQUEST means a request, subject to SECTION 2.2(a), substantially in the form of EXHIBIT C-1.

         BRC ACQUISITION means Borrower's acquisition of BRC Holdings, Inc., a Delaware corporation, pursuant to that certain Stock Tender Agreement dated as of October 19, 1998, by and between Borrower, and each of the stockholders of BRC Holdings, Inc., a Delaware corporation.

         BUSINESS DAY means (a) for purposes of any LIBOR Borrowing, a day when commercial banks are open for international business in London, England, and (b) for all other purposes, any day other than Saturday, Sunday, and any other day that commercial banks are authorized by Law to be closed in Texas.

         CAPITAL EXPENDITURES means expenditures for the acquisition, construction, improvement or replacement of land, buildings, equipment or other fixed or capital assets or leaseholds (including, without limitation, investments in customer's securities or purchases of software or other customer assets under outsourcing contracts entered into after the Closing Date and payments under Capital Leases, but excluding expenditures properly chargeable to repairs or maintenance).

         CAPITAL LEASE means any capital lease or sublease that is required by GAAP to be capitalized on a balance sheet.

         CARA ACQUISITION means Borrower's acquisition of CARA Holdings, Inc., a Delaware corporation, and parent of CARA Corporation, an Illinois corporation, pursuant to that certain Stock Purchase Agreement dated as of December 5, 1997, by and between Borrower, William Blair Capital


                                       3
                                                                CREDIT AGREEMENT

Partners V, L.P., a Delaware limited partnership, and each of the other stockholders of CARA Holdings, Inc., a Delaware corporation; with the rights, liabilities and obligations of Borrower under that Stock Purchase Agreement having been assigned to Technical Directions, Inc. by that certain Assignment dated as of December 24, 1997.

         CERCLA means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section Section 9601 et seq.

         CLOSING DATE means the date agreed to by Borrower and Agent for the initial Borrowing, which must be a Business Day occurring no later than September 30, 1999.

         CODE means the Internal Revenue Code of 1986 as amended from time to time.

         COMMITMENT means, at any time and for any Lender, the product of (a) that Lender's Commitment Percentage multiplied by (b) the Total Commitment then in effect, which Commitment is subject to cancellation as provided in SECTION 2.6.

         COMMITMENT PERCENTAGE means, for any Lender, the percentage stated beside that Lender's name on the most-recently amended SCHEDULE 1.

         COMMITMENT USAGE means, at any time, the sum of (a) the Principal Debt (which includes, without limitation, that Principal Debt under the Swing-Line Subfacility) plus (b) the LC Exposure.

         COMPANIES means, at any time, Borrower and each of its Subsidiaries.

         COMPLIANCE CERTIFICATE means a certificate substantially in the form of EXHIBIT C-4 as signed by a Responsible Officer.

         CONVERSION NOTICE means a request, subject to SECTION 3.10, substantially in the form of EXHIBIT C-2.

         CURRENT DATE means any date within 30 days prior to the Closing Date.

         CURRENT FINANCIALS, unless otherwise specified: means either (a) the Companies' consolidated Financials for the fiscal year ended June 30, 1999, or
(b) at any time after annual Financials are first delivered under SECTION 8.1, the Companies' annual Financials then most recently delivered to Lenders under
SECTION 8.1(a), together with the Companies' quarterly Financials then most recently delivered to Lenders under SECTION 8.1(b).

         CURRENT MATURITIES OF LONG-TERM DEBT means, as of any date, the aggregate amount of all regularly scheduled principal payments and capitalized lease payments on all long-term Debt of the Companies that are due and payable within 12 months of such date.

         DEBT means -- of any Person, at any time, and without duplication -- all obligations, contingent or otherwise, which in accordance with GAAP should be classified upon such Person's balance sheet as liabilities, but in any event including the sum of the following: (a) all obligations for borrowed money; (b) all obligations evidenced by bonds, debentures, notes, or similar instruments;
(c) all obligations to pay

                                       4
                                                                CREDIT AGREEMENT
the deferred purchase price of property or services except trade accounts payable arising in the ordinary course of business; (d) all direct or contingent obligations in respect of letters of credit; (e) liabilities secured (or for which the holder of the Debt has an existing Right, contingent or otherwise to be so secured) by any Lien existing on property owned or acquired by that Person; (f) lease obligations that have been (or under GAAP should be) capitalized for financial reporting purposes; plus (g) all guaranties, endorsements, and other contingent obligations for Debt of others.

         DEBTOR LAWS means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar Laws affecting creditors' Rights.

         DEFAULT is defined in SECTION 11.

         DEFAULT RATE means, for any day, an annual interest rate equal from day to day to the lesser of either (a) the then-existing Base Rate plus 3% or (b) the Maximum Rate.

         DETERMINING LENDERS means, at any time, any combination of Lenders holding (directly or indirectly) at least either (a) 66-2/3% of the Total Commitment while there is no Commitment Usage or (b) 66-2/3% of the Principal Debt (excluding Principal Debt under the Swing-Line Subfacility) plus the LC Exposure while there is any Commitment Usage.

         DISTRIBUTION means, with respect to any shares of any capital stock or other equity securities issued by a Person (a) the retirement, redemption, purchase, or other acquisition for value of those securities, (b) the declaration or payment of any dividend on or with respect to those securities,
(c) any loan or advance by that Person to, or other investment by that Person in, the holder of any of those securities, and (d) any other payment by that Person with respect to those securities.

         DIVESTITURE SUBSIDIARY means, at any time, any Subsidiary that (a) has assets representing less than 5% of the Companies' consolidated total assets (measured as of the date of consummation of any issuance, sale, or disposition of such Subsidiary's securities described in SECTION 9.8(b)), and (b) contributed less than 5% to the Companies' consolidated EBITDA for the most recent reporting period of Borrower.

         DOLLAR-EQUIVALENT, at any time, means, (a) any amount denominated in Dollars, and (b) for any amount denominated in a Foreign Currency, an amount of Dollars into which Agent determines that it could convert the relevant amount of that Foreign Currency by using the applicable-quoted-spot rate reported on the appropriate page of the Reuters Screen at 11:00 a.m. (London time) three (3) Business Days before the day on which the calculation is made.

         DOLLARS and the symbol $ means lawful money of the United States of America.

         EBIT means -- EBITDA minus depreciation and amortization expense to the extent deducted from "Operating Income from Continuing Operations" and included within the calculation of EBITDA.

         EBITDA means -- for any period, on a consolidated basis, and without duplication -- the sum of (a) the amount of "Operating Income from Continuing Operations" (calculated in the same manner as such line item in Borrower's income statement contained in Borrower's 1998 Annual Report for the fiscal year ended June 30, 1998) for the period (whether positive or negative), plus (b) depreciation and amortization


                                       5
                                                                CREDIT AGREEMENT
expense deducted in calculating the amount of such Operating Income from Continuing Operations, plus or minus, as the case may be, (c) any extraordinary items included within "Operating Income from Continuing Operations." Except as otherwise specifically stated in this agreement, EBITDA shall be calculated for the four consecutive quarters then ended.

         EFT LIABILITIES means liabilities related to "electronic funds transfer" funds owed to MoneyMaker Network members that have been collected by Borrower, but not paid.

         EMPLOYEE PLAN means any employee-pension-benefit plan (a) covered by Title IV of ERISA and established or maintained by Borrower or any ERISA Affiliate (other than a Multiemployer Plan) and (b) established or maintained by Borrower or any ERISA Affiliate, or to which Borrower or any ERISA Affiliate contributes, under the Laws of any foreign country.

         ENVIRONMENTAL INVESTIGATION means any environmental site assessment, investigation, audit, compliance audit, or compliance review conducted at any time or from time to time -- whether at the request of Agent or any Lender, upon the order or request of any Tribunal, or at the voluntary instigation of any Company -- concerning any Real Property or the business operations or activities of any Company, including, without limitation (a) air, soil, groundwater, or surface-water sampling and monitoring, and (b) preparation and implementation of any closure or remedial plans.

         ENVIRONMENTAL LAW means any applicable Law that relates to protection of the environment or to the regulation of any Hazardous Substances, including, without limitation, CERCLA, the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Clean Water Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136 et seq.), the Emergency Planning and Community Right-to-Know Act (42 U.S.C. Section 11001 et seq.), the Safe Drinking Water Act (42 U.S.C. Section 201 and Section 300 et seq.), the Rivers and Harbors Act (33 U.S.C. Section 401 et seq.), the Oil Pollution Act (33 U.S.C. Section 2701 et seq.), analogous state and local Laws, and any analogous future enacted or adopted Law.

         ENVIRONMENTAL LIABILITY means any liability, loss, fine, penalty, charge, lien, damage, cost, or expense of any kind to the extent that it results
(a) from the violation of any Environmental Law, (b) from the Release or threatened Release of any Hazardous Substance, or (c) from actual or threatened damages to natural resources.

         ENVIRONMENTAL PERMIT means any permit, or license, from any Person defined in CLAUSE (a) of the definition of Tribunal that is required under any Environmental Law for the lawful conduct of any business, process, or other activity.

         ERISA means the Employee Retirement Income Security Act of 1974, as amended, and rules and regulations promulgated thereunder.

         ERISA AFFILIATE means any Person that, for purposes of Title IV of ERISA, is a member of Borrower's controlled group or is under common control with Borrower within the meaning of Section 414 of the Code (which provisions are deemed by this agreement to apply to Foreign Persons).


                                       6
                                                                CREDIT AGREEMENT

         FEDERAL-FUNDS RATE means, for any day, the annual rate (rounded upwards, if necessary, to the nearest 0.01%) determined (which determination is conclusive and binding, absent manifest error) by Agent to be equal to (a) the weighted average of the rates on overnight federal-funds transactions with member banks of the Federal Reserve System arranged by federal-funds brokers on that day, as published by the Federal Reserve Bank of New York on the next Business Day, or (b) if those rates are not published for any day, the average of the quotations at approximately 10:00 a.m. received by Agent from three federal-funds brokers of recognized standing selected by Agent in its sole discretion.

         FINANCIALS of a Person means balance sheets, profit and loss statements, reconciliations of capital and surplus, and statements of cash flow prepared (a) according to GAAP (subject to year end audit adjustments with respect to interim Financials) and (b) except as stated in SECTION 1.4, in comparative form to prior year-end figures or corresponding periods of the preceding fiscal year or other relevant period, as applicable.

         FIXED-CHARGE COVERAGE RATIO means -- for any period, on a consolidated basis, and without duplication -- the ratio of (a) the sum of (i) EBITDA, minus
(ii) Capital Expenditures (excluding payments under Capital Leases) minus (iii) Taxes actually paid in cash (each of the foregoing items (i), (ii) and (iii) calculated for the twelve month period then ending) to (b) the sum of (i) Interest Expense plus (ii) payments under Capital Leases, plus (iii) cash dividends paid (each of the foregoing items (i), (ii) and (iii) calculated for the twelve month period then ending) plus (iv) Current Maturities of Long-Term Debt.

         FOREIGN means, in respect of any Person, organized under the Laws of a jurisdiction other than -- or domiciled outside of -- the United States of America or one of its states.

         FOREIGN CURRENCY means any freely-convertible lawful currency acceptable to Agent, so long as (a) such currency is dealt with in the London interbank deposit market, (b) such currency is freely transferable and convertible into Dollars in the London foreign exchange market, and (c) no central bank or other governmental authorization in the country of issue of such currency is required to permit use of such currency by Agent for issuing LCs or honoring drafts presented under LCs in such currency; provided that if, after the issuance of an LC in a Foreign Currency, the Foreign Currency denominated in such LC ceases to be lawful currency freely-convertible into Dollars and is replaced by a European single or common currency (the "EURO"), then thereafter the Foreign Currency for purposes of such LC shall be the Euro.

         FUNDED DEBT means -- at any time, on a consolidated basis, and without duplication -- the sum of: (a) all obligations for borrowed money (whether as a direct obligor on a promissory note, bond, debenture or other similar instrument, as a contingent obligation for undrawn and uncancelled letters of credit or similar instruments, as a reimbursement obligor for a drawing under a letter of credit or similar instrument, or as any other type of obligor), plus
(b) all Capital Lease obligations (other than the interest component of such obligations) of any Company minus (c) the total-principal amount outstanding under the ATM Facility.

         FUNDED DEBT/EBITDA RATIO means -- for any date of determination -- the ratio of Funded Debt at the end of the most recently completed fiscal quarter to EBITDA for the most recently completed four fiscal quarters.



                                       7
                                                                CREDIT AGREEMENT

         FUNDING LOSS means any loss, expense, or reduction in yield (but not any Applicable Margin) that any Lender reasonably incurs because (a) Borrower fails or refuses (for any reason whatsoever other than a default by Agent or that Lender claiming that loss, expense, or reduction in yield) to take any Borrowing that it has requested under this agreement, or (b) Borrower prepays or pays any Borrowing or converts any Borrowing to a Borrowing of another Type, in each case, other than on the last day of the applicable Interest Period.

         GAAP means generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board that are applicable from time to time.

         GUARANTY means a guaranty substantially in the form of the attached EXHIBIT B.

         HAZARDOUS SUBSTANCE means any substance that is designated, defined, classified, or regulated as a hazardous waste, hazardous material, pollutant, contaminant, explosive, corrosive, flammable, infectious, carcinogenic, mutagenic, radioactive, or toxic or hazardous substance under any Environmental Law, including, without limitation, any hazardous substance within the meaning of Section 101(14) of CERCLA.

         INTEREST EXPENSE means, for any period, the aggregate total interest expense of the Companies paid on a consolidated basis for such period, including, without limitation, to the extent included in interest expense, the interest component of capital leases, all commissions, discounts and other fees and charges owed with respect to letters of credit, commitment fees and net costs under interest rate protection agreements, all as determined in conformity with GAAP. Solely for purposes of SECTION 10, Interest Expense shall not include any non-cash interest expense.

         INTEREST PERIOD is determined under SECTION 3.9.

         ISSUING LENDER means Wells Fargo Bank (Texas), National Association or any of its Affiliates, that issues an LC under this agreement.

         LAWS means all applicable statutes, laws, treaties, ordinances, rules, regulations, orders, writs, injunctions, decrees, judgments, opinions, and interpretations of any Tribunal.

         LC means a standby or commercial letter of credit issued for the account of Borrower by Issuing Lender under this agreement and under an LC Agreement.

         LC AGREEMENT means a letter of credit application and agreement (in form and substance satisfactory to Agent) submitted and executed by a Company to Issuing Lender for an LC for the account of Borrower.

         LC EXPOSURE means, at any time and without duplication, the sum of (a) the Dollar Equivalent of the aggregate undrawn portion of all uncanceled and unexpired LCs, plus (b) the Dollar Equivalent of the aggregate unpaid reimbursement obligations of Borrower in respect of drawings of drafts under any LC.

         LC REQUEST means a request substantially in the form of EXHIBIT C-3.



                                       8
                                                                CREDIT AGREEMENT

         LC SUBFACILITY means a subfacility of the Revolving Facility for the issuance of LCs, as described in SECTION 2.3, under which the LC Exposure may never (a) collectively exceed $30,000,000 (or, in the case of an LC denominated in a Foreign Currency, the Dollar Equivalent of $30,000,000) and (b) together with Principal Debt may never exceed the Total Commitment.

         LENDER LIEN means any present or future Lien (subject only to any applicable Permitted Lien) securing the Obligation and assigned, conveyed, or granted to or created in favor of Agent for the benefit of Lenders.

         LENDERS means the financial institutions -- including, without limitation, Agent (possibly acting through one or more of its Affiliates for LCs) in respect of their respective shares of Borrowings (including Swing-Line Borrowings) and LCs -- named on SCHEDULE 1 or on the most-recently-amended
SCHEDULE 1, if any, delivered by Agent under this agreement, and, subject to this agreement, their respective successors and permitted assigns (but not any Participant who is not otherwise a party to this agreement).

         LIBOR means, for a LIBOR Borrowing and for the relevant Interest Period, the annual interest rate (rounded upward, if necessary, to the nearest 0.01%) equal to the quotient obtained by dividing (a) the rate that deposits in United States dollars are offered to Agent in the London interbank market at approximately 11:00 a.m. London time two Business Days before the first day of that Interest Period in an amount comparable to that LIBOR Borrowing and having a maturity approximately equal to that Interest Period, by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to the relevant Interest Period.

         LIBOR BORROWING means a Borrowing bearing interest at the sum of LIBOR plus the Applicable Margin.

         LIEN means any lien, mortgage, security interest, pledge, assignment, charge, title retention agreement, or encumbrance of any kind and any other arrangement for a creditor's claim to be satisfied from assets or proceeds prior to the claims of other creditors or the owners (other than title of the lessor under an operating lease).

         LITIGATION means any action by or before any Tribunal.

         LOAN DOCUMENTS means (a) this agreement, certificates and reports delivered under this agreement, and exhibits and schedules to this agreement,
(b) all agreements, documents, and instruments in favor of Agent or Lenders (or Agent on behalf of Lenders) ever delivered under this agreement or otherwise delivered in connection with all or any part of the Obligation (other than Assignments), (c) all LCs and LC Agreements, (d) the letter agreement described in SECTION 4.2, and (e) all renewals, extensions, and restatements of, and amendments and supplements to, any of the foregoing.

         MAJORITY LENDERS means, at any time, any combination of Lenders holding (directly or indirectly) at least either (a) 51% of the Total Commitment while there is no Commitment Usage or (b) 51% of the Principal Debt (excluding Principal Debt under the Swing-Line Subfacility) plus the LC Exposure while there is any Commitment Usage.


                                       9
                                                                CREDIT AGREEMENT

         MATERIAL ADVERSE EVENT means any circumstance or event that, individually or collectively, is reasonably expected to result (at any time before the Commitments are fully canceled or terminated and the Obligation is fully paid and performed) in any (a) material impairment of (i) the ability of Borrower to perform any of its payment or other material obligations under any Loan Document, (ii) the ability of Agent or any Lender to enforce any of those obligations or any of their respective Rights under the Loan Documents, (b) material and adverse effect on the financial condition of the Borrower individually, or the Companies as a whole, as represented to Lenders in the Current Financials most recently delivered before the date of this agreement,
(c) impairment in the ability of any Company to fulfill its obligations under the terms and conditions of Loan Documents, or (d) Default or Potential Default.

         MATERIAL AGREEMENT means any written or oral agreement, contract, commitment or understanding under which any Company is obligated to make payments in excess of $10,000,000 in any fiscal year or is entitled to receive revenues in any fiscal year in excess of 5% of Borrower's consolidated annual revenues for such year.

         MATURITY DATE means September 30, 2000.

         MAXIMUM AMOUNT and MAXIMUM RATE respectively mean, for a Lender, the maximum non-usurious amount and the maximum non-usurious rate of interest that, under applicable Law, such Lender is permitted to contract for, charge, take, reserve, or receive on the Obligation.

         MEMBER BANKS means banks, financial institutions, or other entities that are members of the MoneyMaker Network, which include the banks, financial institutions and other entities listed on SCHEDULE 2.2 to the ATM Credit Agreement, as such schedule is amended, modified, or replaced from time to time.

         MONEYMAKER NETWORK means a proprietary electronic funds transfer network owned and operated by Borrower that (a) provides authorization for cardholders of Member Banks to access ATMs, automated teller machines owned or operated by Member Banks, and automated teller machines owned or operated by regional, national and international electronic funds transfer networks, and (b) obtains authorization from regional, national and international electronic funds transfer networks for their cardholders to access ATMs and automated teller machines owned or operated by Member Banks.

         MOODY'S is defined in SECTION 9.3(b).

         MULTIEMPLOYER PLAN means a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code (or any similar type of plan established or regulated under the Laws of any foreign country) to which Borrower or any ERISA Affiliate is making, or has made, or is accruing, or has accrued, an obligation to make contributions.

         NET INCOME of any Person means that Person's profit or loss after deducting its Tax expense.

         NET WORTH means -- at any time and for any Person -- its stockholders' equity (less the par value of any treasury stock) under GAAP.

         1933 ACT means the Securities Act of 1933, as amended.


                                       10
                                                                CREDIT AGREEMENT

         1934 ACT means the Securities and Exchange Act of 1934, as amended.

         NOTES means all of the Revolving Notes and the Swing-Line Note.

         OBLIGATION means all present and future (a) Debts, liabilities, and obligations of any Company to Agent, any Lender, Issuing Lender and related to any Loan Document, whether principal, interest, fees, costs, attorneys' fees, or otherwise, and (b) renewals, extensions, and modifications of any of the foregoing.

         OSHA means the Occupational Safety and Health Act of 1970, 29 U.S.C.
Section 651 et seq.

         PARTICIPANT is defined in SECTION 14.10(b).

         PBGC means the Pension Benefit Guaranty Corporation.

         PERMITTED DEBT means Debt described on SCHEDULE 9.2.

         PERMITTED LIENS means the Liens described on SCHEDULE 9.4.

         PERSON means any individual, entity, or Tribunal.

         POTENTIAL DEFAULT means any event's occurrence or any circumstance's existence that would -- upon any required notice, time lapse, or both -- become a Default.

         PRINCIPAL DEBT means, at any time, the unpaid principal balance of all Borrowings.

         PRO RATA and PRO RATA PART mean, at any time when determined for any Lender, (a) if there is no Commitment Usage, the proportion (stated as a percentage) that its Commitment bears to the Total Commitment, or (b) if there is any Commitment Usage, the proportion that the total Commitment Usage owed to that Lender bears to the total Commitment Usage owed to all Lenders.

         REAL PROPERTY means any land, buildings, fixtures, and other improvements to land now or in the future directly or indirectly owned by any Company, leased to or otherwise operated by any Company, or subleased by any Company to any other Person.

         RELEASE means any "release" as defined under any Environmental Law.

         REPRESENTATIVES means representatives, officers, directors, employees, accountants, attorneys, and agents.

         RESERVE REQUIREMENT means, for any LIBOR Borrowing and for the relevant Interest Period, the total reserve requirements (including all basic, supplemental, emergency, special, marginal, and other reserves required by applicable Law) actually applicable to Agent's eurocurrency fundings or liabilities as of the first day of that Interest Period.

         RESPONSIBLE OFFICER means Borrower's chairman, president, chief executive officer, chief financial officer, or treasurer.


                                       11
                                                                CREDIT AGREEMENT

         RESTATED CREDIT AGREEMENT means that certain Restated Credit Agreement (as amended) dated June 20, 1996, by and between Borrower, Agent, Bank One, Texas, N.A. as Co-Agent, and the Lenders defined therein.

         REVOLVING FACILITY is defined in the recitals to this agreement and includes the LC Subfacility and the Swing-Line Subfacility.

         REVOLVING NOTE means a promissory note substantially in the form of the attached EXHIBIT A-1, as renewed, extended, amended, and restated.

         RIGHTS means rights, remedies, powers, privileges, and benefits.

         S&P is defined in SECTION 9.3(b).

         SEC means the Securities and Exchange Commission.

         SECURITY DOCUMENTS means, collectively, any security agreement, pledge agreement, mortgage, deed of trust or other agreement or document, together with all related financing statements and stock powers, in form and substance satisfactory to Agent and its legal counsel, executed and delivered by any Person in connection with this agreement to create a Lender Lien on any of its real or personal property, as amended, supplemented or restated.

         SETTLEMENT AGGREGATION ACCOUNTS means any automated teller machine network ("ATM NETWORK") transaction settlement deposit accounts maintained by Borrower for the sole purpose of aggregating settlement transactions received from ATM Networks, including without limitation the ATM Network transaction settlement deposit accounts described on SCHEDULE 12.1(c).

         SOLVENT means, as to any Person, that (a) the aggregate fair market value of its assets exceeds its liabilities, (b) it has sufficient cash flow to enable it to pay its Debts as they mature, and (c) it does not have unreasonably small capital to conduct its businesses.

         SUBORDINATED NOTES means Borrower's 4% Convertible Subordinated Notes Due March 15, 2005, in the principal amount of $230,000,000, and any notes given by Borrower in exchange for those notes if the notes so given are subject to the same terms as the original Subordinated Notes.

         SUBSIDIARY of any Person means any entity of which more than 50% (in number of votes) of the stock (or equivalent interests) is owned of record or beneficially, directly or indirectly, by that Person. Unless otherwise specified or the context otherwise requires, "Subsidiary" refers to a Subsidiary of Borrower.

         SUBJECT SECURITIES ISSUANCE means any issuance by Borrower of its debt or equity securities.

         SWING-LINE BORROWING means any Borrowing under the Swing-Line Subfacility.

         SWING-LINE NOTE means a promissory note substantially in the form of the attached EXHIBIT A-2, as renewed, extended, amended, and restated.



                                       12
                                                                CREDIT AGREEMENT

         SWING-LINE SUBFACILITY means the facility under the Revolving Facility described in SECTION 2.4.

         TAXES means, for any Person, taxes, assessments, or other governmental charges or levies imposed upon it, its income, or any of its properties, franchises, or assets.

         TERMINATION DATE means the earlier of either (a) the Maturity Date or
(b) the effective date that Lenders' Commitments are fully canceled or terminated.

         TOTAL COMMITMENT means, at any time, the maximum Commitment Usage allowed under the Revolving Facility, which amount shall initially be $50,000,000, as such amount may be reduced from time to time pursuant to SECTION 2.6.

         TRIBUNAL means any (a) local, state, territorial, federal, or foreign judicial, executive, regulatory, administrative, legislative, or governmental agency, board, bureau, commission, department, or other instrumentality, (b) private arbitration board or panel, or (c) central bank.

         TYPE means any type of Borrowing determined with respect to the applicable interest option.

         UCC means the Uniform Commercial Code in effect in any jurisdiction, the Law of which affects the Collateral or any Lender Lien.

         WHOLLY-OWNED SUBSIDIARY means any Company, other than Borrower, with respect to which 100% of the issued and outstanding shares of capital stock (excluding shares of capital stock held under employee stock option plans) of such Company is owned by another Company. Wholly-Owned Subsidiary shall not include, however, the Companies listed on SCHEDULE 7.7.

         1.2 Time References. Unless otherwise specified, in the Loan Documents
(a) time references (e.g., 10:00 a.m.) are to time in Dallas, Texas, and (b) in calculating a period from one date to another, the word "from" means "from and including" and the word "to" or "until" means "to but excluding."

         1.3 Other References. Unless otherwise specified, in the Loan Documents
(a) where appropriate, the singular includes the plural and vice versa, and words of any gender include each other gender, (b) heading and caption references may not be construed in interpreting provisions, (c) monetary references are to currency of the United States of America, (d) section, paragraph, annex, schedule, exhibit, and similar references are to the particular Loan Document in which they are used, (e) references to "telecopy," "facsimile," "fax," or similar terms are to facsimile or telecopy transmissions,
(f) references to "including" mean including without limiting the generality of any description preceding that word, (g) the rule of construction that references to general items that follow references to specific items are limited to the same type or character of those specific items is not applicable in the Loan Documents, (h) references to any Person include that Person's heirs, personal representatives, successors, trustees, receivers, and permitted assigns, (i) references to any Law include every amendment or supplement to it, rule and regulation adopted under it, and successor or replacement for it, and
(j) references to any Loan Document or other document include every renewal and extension of it, amendment and supplement to it, and replacement or substitution for it.

         1.4 Accounting Principles. Unless otherwise specified, in the Loan Documents (a) GAAP determines all accounting and financial terms and compliance with financial covenants, (b) GAAP in effect


                                       13
                                                                CREDIT AGREEMENT
on the date of this agreement determines compliance with financial covenants,
(c) otherwise, all accounting principles applied in a current period must be comparable in all material respects to those applied during the preceding comparable period, and (d) while Borrower has any consolidated Subsidiaries (i) all accounting and financial terms and compliance with reporting covenants must be on a consolidated basis, as applicable, and (ii) compliance with financial covenants must be on a consolidated basis.

SECTION 2 COMMITMENT. Subject to the provisions in the Loan Documents, each Lender severally but not jointly agrees to extend credit to Borrower in accordance with the following provisions.

         2.1 Revolving Facility. Each Lender severally but not jointly agrees to lend to Borrower its Commitment Percentage of one or more Borrowings (other than Swing-Line Borrowings) under the Revolving Facility which Borrower may borrow, repay, and reborrow under this agreement subject to the following conditions:

                  (a) Each Borrowing may only be $100,000 or a greater integral multiple of $100,000 if a Base-Rate Borrowing or $1,000,000 or a greater integral multiple of $100,000 if a LIBOR Borrowing;

                  (b) Each Borrowing may only occur on a Business Day on or after the Closing Date and before the Termination Date;

                  (c) Borrower may advance all or part of the proceeds of any Borrowing to only those Subsidiaries that have executed a Guaranty, provided that Borrower may advance proceeds from any Borrowing or LC to any Person (whether or not such Person is a Subsidiary that has executed a Guaranty) so long as the aggregate amount of such advances may never exceed $5,000,000 (or, in the case of an LC denominated in a Foreign Currency, the Dollar Equivalent of $5,000,000) at anytime outstanding; and

                  (d) The Commitment Usage (whether direct or participated), calculated at the then-current Dollar-Equivalent of such amount, owed to any Lender may never exceed that Lender's Commitment.

         2.2 Borrowing Procedure. The following procedures apply to Borrowings other than Swing-Line Borrowings (see SECTION 2.4).

                  (a) Borrowing Request. Borrower may request a Borrowing by making or delivering a Borrowing Request (that may be telephonic, however, confirmed immediately in writing, using EXHIBIT C-1) to Agent, which is irrevocable and binding on Borrower. Each Borrowing Request shall state the Type, amount, and Interest Period for each Borrowing and which must be received by Agent no later than (i) (if applicable)12:00 p.m. noon on the third Business Day before the Borrowing Date for any LIBOR Borrowing, or (ii) 12:00 p.m. noon on the Business Day immediately preceding the Borrowing Date for any Base-Rate Borrowing.

                  (b) Funding. Each Lender shall remit its Commitment Percentage of each requested Borrowing to Agent's principal office in Dallas, Texas (or such other office designated by Agent), in funds that are available for immediate use by Agent by 2:00 p.m. on the applicable Borrowing Date. Subject to receipt of those funds, Agent shall (unless to its actual knowledge any of the


                                       14
                                                                CREDIT AGREEMENT
         applicable conditions precedent have not been satisfied by Borrower or waived by the requisite Lenders under SECTION 14.8) make those funds available to Borrower by (at Borrower's option) (i) wiring the funds to or for the account of Borrower at the direction of Borrower or (ii) depositing the funds in Borrower's account (other than a Settlement Aggregation Account) with Agent.

                  (c) Funding Assumed. Absent contrary written notice from a Lender, Agent may assume that each Lender has made its Commitment Percentage of the requested Borrowing available to Agent on the applicable Borrowing Date, and Agent may, in reliance upon such assumption (but shall not be required to), make available to Borrower a corresponding amount. If a Lender fails to make its Commitment Percentage of any requested Borrowing available to Agent on the applicable Borrowing Date, Agent may recover the applicable amount on demand, (i) from that Lender together with interest, commencing on the Borrowing Date and ending on (but excluding) the date Agent recovers the amount from that Lender, at an annual interest rate equal to the Federal-Funds Rate, or (ii) if that Lender fails to pay its amount upon demand, then from Borrower. No Lender is responsible for the failure of any other Lender to make its Commitment Percentage of any Borrowing available as required by SECTION 2.2(B); however, failure of any Lender to make its Commitment Percentage of any Borrowing so available does not excuse any other Lender from making its Commitment Percentage of any Borrowing so available.

         2.3 Letters of Credit.

                  (a) Conditions. Issuing Lender agrees to issue LCs for the account of any Company (denominated in Dollars or, upon Borrower's request and subject to this SECTION 2.3, in a Foreign Currency) upon Borrower's making or delivering an LC Request and delivering an LC Agreement, both of which must be received by Agent and Issuing Lender no later than the second Business Day before the Business Day on which the requested LC is to be issued, so long as (i) each LC shall expire within 12 months of its date of issue (provided, however, that an LC may, at Borrower's request, provide that it is self-extending upon expiration for a period up to 12 months unless Agent has given the beneficiary thereunder at least 30 days' but no more than 120 days' prior written notice to the contrary), (ii) no LC may expire after the Termination Date, (iii) the LC Exposure (calculated at the then-current Dollar-Equivalent of such amount) does not exceed the limitations in the definition of LC Subfacility, and (iv) the limitations in SECTION
         2.1 are not exceeded. The amount of any payment by Agent of a draft drawn under an LC shall be included as part of the Obligation.

                  (b) Participation. Immediately upon Issuing Lender's issuance of any LC, Issuing Lender shall be deemed to have sold and transferred to each other Lender, and each other Lender shall be deemed irrevocably and unconditionally to have purchased and received from Issuing Lender, without recourse or warranty, an undivided interest and participation to the extent of such Lender's Commitment Percentage in the LC (calculated from time to time at the Dollar-Equivalent of such LC) and all applicable Rights of Issuing Lender in the LC -- other than Rights to receive certain fees provided in SECTION 4.3 to be for Issuing Lender's sole account.

                  (c) Reimbursement Obligation of the Companies. To induce Issuing Lender to issue and maintain LCs, and to induce Lenders to participate in issued LCs, Borrower agrees to pay or reimburse Issuing Lender (or cause another Company to pay or reimburse Issuing Lender)
         (i) on


                                       15
                                                                CREDIT AGREEMENT
         the first Business Day after Issuing Lender notifies Agent and Borrower that it has made payment under a LC, the amount in Dollars (calculated at the then-current Dollar-Equivalent of such amount) paid by Issuing Lender and (ii) on demand, the amount of any additional fees Issuing Lender customarily charges for amending LC Agreements, for honoring drafts under LCs, and for taking similar action in connection with letters of credit. If Borrower or another Company has not reimbursed Issuing Lender for any drafts paid by the date on which reimbursement is required under this section, then Agent is irrevocably authorized to fund Borrower's reimbursement obligations in Dollars (calculated at the then-current Dollar-Equivalent of such amount) as a Base-Rate Borrowing if proceeds are available under the Revolving Facility and if the conditions in this agreement for such a Borrowing (other than any notice requirements or minimum funding amounts) have, to Agent's knowledge, been satisfied. The proceeds of that Borrowing shall be advanced directly to Issuing Lender to pay Borrower's unpaid reimbursement obligations. If funds cannot be advanced under the Revolving Facility, then Borrower's reimbursement obligation shall constitute a demand obligation. Borrower's obligations under this section are absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim, or defense to payment that Borrower may have at any time against Issuing Lender or any other Person. From the date that Issuing Lender pays a draft under a LC until Borrower or another Company either reimburses or is obligated to reimburse Issuing Lender for that draft under this section, the amount of that draft bears interest payable to Issuing Lender at the rate then applicable to Base-Rate Borrowings. From the due date of the respective amounts due under this section, to the date paid (including any payment from proceeds of a Base-Rate Borrowing), unpaid reimbursement amounts accrue interest that is payable on demand at the Default Rate.

                  (d) General. Issuing Lender shall promptly notify Agent and Borrower of the date and amount (calculated at the then-current Dollar-Equivalent of such amount) of any draft presented for honor under any LC (but failure to give notice will not affect Borrower's obligations under this agreement). Issuing Lender shall pay the requested amount upon presentment of a draft unless presentment on its face does not comply with the terms of the applicable LC. When making payment, Issuing Lender may disregard (i) any default or potential default that exists under any other agreement and (ii) obligations under any other agreement that have or have not been performed by the beneficiary or any other Person (and Issuing Lender is not liable for any of those obligations). The Companies' reimbursement obligations to Issuing Lender and Lenders, and each Lender's obligations to Issuing Lender, under this section are absolute and unconditional irrespective of, and Issuing Lender is not responsible for, (i) the validity, enforceability, sufficiency, accuracy, or genuineness of documents or endorsements (even if they are in any respect invalid, unenforceable, insufficient, inaccurate, fraudulent, or forged), (ii) any dispute by any Company with or any Company's claims, setoffs, defenses, counterclaims, or other Rights against Issuing Lender, any Lender, or any other Person, or (iii) the occurrence of any Potential Default or Default. However, nothing in this agreement constitutes a waiver of Borrower's Rights to assert any claim or defense based upon the gross negligence or willful misconduct of Lender. Issuing Lender shall promptly pay to Agent for Agent to promptly distribute reimbursement payments received from Borrower to all Lenders according to their Pro Rata Part of the Revolving Facility.

                  (e) Obligation of Lenders. If a Company fails to reimburse Issuing Lender as provided in SECTION 2.3(c) by the date on which reimbursement is due under that section, and funds cannot be advanced under the Revolving Facility to satisfy the reimbursement obligations,


                                       16
                                                                CREDIT AGREEMENT
         then Agent shall promptly notify each Lender of such Company's failure, of the date and amount paid (calculated at the then-current Dollar-Equivalent of such amount), and of each Lender's Commitment Percentage (calculated at the then-current Dollar-Equivalent of such amount) of the unreimbursed amount. Each Lender shall promptly and unconditionally make available to Agent in immediately available funds its Commitment Percentage of the unpaid reimbursement obligation, subject to the limitations of SECTION 2.1. Funds are due and payable to Agent before the close of business on the Business Day when Agent gives notice to each Lender of such Company's reimbursement failure (if notice is given before 1:00 p.m.) or on the next succeeding Business Day (if notice is given after 1:00 p.m.). All amounts payable by any Lender accrue interest after the due date at the Federal-Funds Rate from the day the applicable draft or draw is paid by Agent to (but not including) the date the amount is paid by the Lender to Agent. Upon receipt of those funds, Agent shall make them available to Issuing Lender.

                  (f) Duties of Issuing Lender. Issuing Lender agrees with each Lender that it will exercise and give the same care and attention to each LC as it gives to its other letters of credit. Each Lender and Borrower agree that, in paying any draft under any LC, Issuing Lender has no responsibility to obtain any document (other than any documents expressly required by the respective LC) or to ascertain or inquire as to any document's validity, enforceability, sufficiency, accuracy, or genuineness or the authority of any Person delivering it. Neither Issuing Lender nor its Representatives will be liable to any Lender or any Company for any LC's use or for any beneficiary's acts or omissions. Any action, inaction, error, delay, or omission taken or suffered by Issuing Lender or any of its Representatives in connection with any LC, applicable drafts or documents, or the transmission, dispatch, or delivery of any related message or advice, if in good faith and in conformity with applicable Laws and in accordance with the standards of care specified in the Uniform Customs and Practices for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 (as amended or modified), is binding upon the Companies and Lenders and, except as provided in SECTION 2.3(E), does not place Issuing Lender or any of its Representatives under any resulting liability to any Company or any Lender. Agent is not liable to any Company or any Lender for any action taken or omitted, in the absence of gross negligence or willful misconduct, by Issuing Lender or its Representative in connection with any LC.

                  (g) Cash Collateral. On the Termination Date and if requested by Determining Lenders while a Default exists, Borrower shall provide Agent, for the benefit of Lenders, cash collateral in an amount to equal the then-existing LC Exposure (calculated at the then-current Dollar-Equivalent of such amount).

                  (h) INDEMNIFICATION. BORROWER SHALL PROTECT, INDEMNIFY, PAY, AND SAVE AGENT, ISSUING LENDER, AND EACH OTHER LENDER, AND THEIR RESPECTIVE REPRESENTATIVES HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, LIABILITIES, DAMAGES, COSTS, CHARGES, AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) WHICH ANY OF THEM MAY INCUR OR BE SUBJECT TO AS A CONSEQUENCE OF THE ISSUANCE OF ANY LC, ANY DISPUTE ABOUT IT, OR THE FAILURE OF ISSUING LENDER TO HONOR A DRAW REQUEST UNDER ANY LC AS A RESULT OF ANY ACT OR OMISSION (WHETHER RIGHT OR WRONG) OF ANY PRESENT OR FUTURE TRIBUNAL. HOWEVER, NO PERSON IS ENTITLED TO INDEMNITY UNDER THE FOREGOING FOR ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.



                                       17
                                                                CREDIT AGREEMENT

                  (i) LC Agreements. Although referenced in any LC, terms of any particular agreement or other obligation to the beneficiary are not incorporated into this agreement in any manner. The fees and other amounts payable with respect to each LC are as provided in this agreement, drafts under each LC are part of the Obligation, only the events specified in this agreement as a Default shall constitute a default under any LC, and the terms of this agreement control any conflict between the terms of this agreement and any LC Agreement.

                  (j) Delivery of Letters of Credit. Borrower acknowledges that each LC will be deemed issued upon delivery to its beneficiary or Borrower. In the event that Borrower requests any LC be delivered to Borrower rather than the beneficiary, and Borrower or any other Company subsequently cancels such LC, Borrower agrees to return it (or cause it to be returned by another Company) to Agent together with Borrower's written certification that it has never been delivered to such beneficiary. In the event any LC is delivered to its beneficiary pursuant to Borrower's instructions, no cancellation thereof by Borrower or any other Company shall be effective without written consent of such beneficiary to Agent and return of such LC to Agent.

         2.4 Swing-Line Subfacility.

                  (a) Conditions. For the convenience of the parties, Agent, solely for its own account, may make any requested Borrowing (which request must be made before 1:00 p.m. on the Business Day the Borrowing is to be made and may be telephonic if confirmed in writing within two Business Days) of $100,000 (or a greater integral multiple of $10,000) directly to Borrower as a Swing-Line Borrowing without requiring each other Lender to fund its Commitment Percentage thereof unless and until
         SECTION 2.4(B) is applicable. Swing-Line Borrowings are subject to the following conditions:

                           (i) Each Swing-Line Borrowing must occur on a
                  Business Day before the Termination Date;

                           (ii) The total Principal Debt for Swing-Line
                  Borrowings may not exceed $10,000,000, and the Commitment Usage may not exceed the Total Commitment (as that amount is reduced and canceled in accordance with this agreement);

                           (iii) To the extent that a Swing-Line Borrowing
                  remains outstanding, the first Borrowing Request after Borrower has received that Swing-Line Borrowing, which Borrowing Request shall be made no later than 30 Business Days after that Swing-Line Borrowing, shall be for an amount at least equal to that Swing-Line Borrowing, and the proceeds of the requested Borrowing shall be used to reduce the Principal Debt for Swing-Line Borrowings to zero;

                           (iv) Each Swing-Line Borrowing is a Base-Rate
                  Borrowing; and

                           (v) Each Borrowing under the Swing-Line Subfacility
                  may be prepaid on same-day telephonic notice from Borrower to Agent, if notice is received by 2:00 p.m.

                  (b) If Borrower fails to repay any Swing-Line Borrowing within two Business Days after demand by Agent (or upon the Termination Date), Agent shall promptly notify each Lender


                                       18
                                                                CREDIT AGREEMENT
         of Borrower's failure and the unpaid amount. No later than the close of business on the date Agent gives notice (if notice is given before 12:00 noon on any Business Day, or, if made at any other time, on the next Business Day following the date of notice), each Lender shall irrevocably and unconditionally purchase and receive from Agent a ratable participation in such Swing-Line Borrowing and shall make available to Agent in immediately available funds its Commitment Percentage of such unpaid amount, together with interest from the date when its payment was due to, but not including, the date of payment, at the Default Rate. If a Lender does not promptly pay its amount upon Agent's demand, and until Lender makes the required payment, Agent is deemed to continue to have outstanding a Swing-Line Borrowing in the amount of the Lender's unpaid obligation. Borrower shall make each payment of all or any part of any Swing-Line Borrowing to Agent for the ratable benefit of Agent and those Lenders who have funded their participations in Swing-Line Borrowings under this section (but all interest accruing on Swing-Line Borrowings before the funding date of any participation is payable solely to Agent for its own account).

         2.5 Borrowing Notices and LC Requests. Each Borrowing Request (whether telephonic or written), LC Request, and borrowing request under the Swing-Line Subfacility, constitutes a representation and warranty by Borrower that as of the Borrowing Date or the date of issuance of the requested LC, as the case may be, all of the conditions precedent in SECTION 6 have been satisfied.

         2.6 Termination. Borrower may -- upon giving at least two Business Days prior written and irrevocable notice to Agent -- terminate all or part of the Revolving Facility as follows:

                  (a) Each partial termination of the Revolving Facility must be in an amount of not less than $5,000,000 or a greater integral multiple of $1,000,000.

                  (b) Each partial termination of the Revolving Facility must be ratable in accordance with each Lender's Commitment Percentage. At the time of any such termination, Borrower shall pay to Agent, for the account of each Lender, as applicable, all accrued and unpaid fees under this agreement, the interest attributable to the amount of that termination, and any related Funding Loss. Any part of the Commitments that are terminated may not be reinstated.

         2.7 Lenders.

                  (a) The Lenders on the Closing Date shall be the Lenders set forth on SCHEDULE 1 on the Closing Date.

                  (b) At the request of Borrower not more than one time prior to the Termination Date, Agent may increase the Total Commitment by (x) admitting additional Lenders hereunder (each a "SUBSEQUENT LENDER"), or
         (y) increasing the Commitment of any Lender (each an "INCREASING LENDER"), subject to the following conditions:

                  (i) Each Subsequent Lender is a commercial bank and/or a financial institution approved by Agent (such approval not to be unreasonably withheld);

                  (ii) Borrower executes (A) new Notes payable to the order of a Subsequent Lender, or (B) replacement Notes payable to the order of an Increasing Lender;


                                       19
                                                                CREDIT AGREEMENT

                  (iii) Borrower pays to Agent, for the account of Lenders and for distribution to the applicable Subsequent Lender or Increasing Lender as Agent shall determine, all fees with respect to an increase in the Total Commitment payable pursuant to any fee letter between Borrower and Agent;

                  (iv) Each Subsequent Lender executes a signature page to this Agreement;

                  (v) After giving effect to the admission of any Subsequent Lender or the increase in the Commitment of any Increasing Lender, the aggregate face amount of the Total Commitment does not exceed $100,000,000;

                  (vi) The increase in the Total Commitment shall be in the minimum amount of $20,000,000.00 or a greater integral multiple of $5,000,000.00;

                  (vii) No admission of any Subsequent Lender shall increase the Commitment of any existing Lender without the consent of such Lender; and

                  (viii) Agent shall have approved the admission of each Subsequent Lender and the increase of an Increasing Lender, such consent to be on terms and conditions acceptable to Agent in its sole discretion.

After the admission of any Subsequent Lender or the increase in the Commitment of any Increasing Lender, Agent shall provide to each Lender a new SCHEDULE 1 to this Agreement.

SECTION 3 TERMS OF PAYMENT.

         3.1 Notes and Payments.

                  (a) Notes. Principal Debt under the Revolving Facility (other than Principal Debt under the Swing-Line Subfacility) is evidenced by the Revolving Notes, one payable to each Lender in the stated amount of its initial Commitment. Principal Debt under the Swing-Line Facility shall be evidenced by a Swing-Line Note payable to Agent in the stated principal amount of $10,000,000.

                  (b) Payment. Borrower must make each payment and prepayment on the Obligation to Agent's principal office in Dallas, Texas (or such other office designated by Agent) in immediately available funds by 1:00 p.m. on the day due; otherwise, but subject to SECTION 3.8, those funds continue to accrue interest as if they were received on the next Business Day. Agent shall promptly pay to each Lender the part of any payment or prepayment to which that Lender is entitled under this agreement on the same day Agent receives the funds from Borrower.

                  (c) Payment Assumed. Unless Agent has received notice from Borrower prior to the date on which any payment is due under this agreement that Borrower will not make that payment in full, Agent may assume that Borrower has made the full payment due and Agent may, in reliance upon that assumption, cause to be distributed to each Lender on that date the amount then due to each Lender. If and to the extent Borrower does not make the full payment due to Agent, each Lender shall repay to Agent on demand the amount distributed to that Lender by Agent


                                       20
                                                                CREDIT AGREEMENT
         together with interest for each day from the date that Lender received payment from Agent until the date that Lender repays Agent (unless such repayment is made on the same day as such distribution), at an interest rate equal to the Federal-Funds Rate.

         3.2 Interest and Principal Payments.

                  (a) Interest. Accrued interest on each LIBOR Borrowing is due and payable on the last day of its respective Interest Period. If any Interest Period for a LIBOR Borrowing is greater than three months, then accrued interest is also due and payable on the date three months after the commencement of the Interest Period. Until converted to a LIBOR Borrowing under SECTION 3.10(B), accrued interest on each Base-Rate Borrowing (including Swing-Line Borrowings) is due and payable on the last day of each March, June, September, and December -- commencing on the first of those dates that follows the Closing Date and on the Termination Date.

                  (b) Principal. The Principal Debt is due and payable on the Termination Date. Before the occurrence of the Termination Date, Borrower may prepay, without penalty and in whole or in part, the Principal Debt, so long as (i) each voluntary partial prepayment must be in a principal amount not less than $1,000,000 or a greater integral multiple of $100,000, (ii) Borrower shall give prior written and irrevocable notice to Agent (A) at least two Business Days before any prepayment of a LIBOR Borrowing or (B) at least one Business Day before any prepayment of a Base-Rate Borrowing, and (iii) Borrower shall pay any related Funding Loss upon demand. Conversions under SECTION 3.10 are not prepayments.

         3.3 Interest Options. Borrowings under the Revolving Facility (excluding Swing-Line Borrowings) shall bear interest at an annual rate equal to the lesser of either (i) the Base Rate or LIBOR plus the Applicable Margin (in each case as designated or deemed designated by Borrower), as the case may be, or (ii) the Maximum Rate. Each change in the Base Rate and Maximum Rate is effective, without notice to Borrower or any other Person, upon the effective date of change.

         3.4 Quotation of Rates. Borrower may call Agent before delivering a Borrowing Request to receive an indication of the interest rates then in effect, but the indicated rates do not bind Agent or Lenders or affect the interest rate that is actually in effect when Borrower makes a Borrowing Request or on the Borrowing Date.

         3.5 Default Rate. If permitted by Law, all past-due Principal Debt, Borrower's past-due payment and reimbursement obligations in connection with LCs, and past-due interest accruing on any of the foregoing bears interest from the date due (stated or by acceleration) at the Default Rate until paid, regardless whether payment is made before or after entry of a judgment.

         3.6 Interest Recapture. If the designated interest rate applicable to any Borrowing exceeds the Maximum Rate, the interest rate on that Borrowing is limited to the Maximum Rate, but any subsequent reductions in the designated rate shall not reduce the interest rate thereon below the Maximum Rate until the total amount of accrued interest equals the amount of interest that would have accrued if that designated rate had always been in effect. If at maturity (stated or by acceleration), or at final payment of the Notes, the total interest paid or accrued is less than the interest that would have accrued if the designated rates had always been in effect, then, at that time and to the extent permitted by Law, Borrower shall pay an amount equal to the difference between (a) the lesser of the amount of interest that would have accrued if


                                       21
                                                                CREDIT AGREEMENT
the designated rates had always been in effect and the amount of interest that would have accrued if the Maximum Rate had always been in effect, and (b) the amount of interest actually paid or accrued on the Notes.

         3.7 Interest Calculations. Interest will be calculated on the basis of actual number of days (including the first day but excluding the last day) elapsed but computed as if each calendar year consisted of 360 days (unless the calculation would result in an interest rate greater than the Maximum Rate, or in the case of interest on Base-Rate Borrowings in which event interest will be calculated on the basis of a year of 365 or 366 days, as the case may be). All interest rate determinations and calculations by Agent are conclusive and binding absent manifest error.

         3.8 Maximum Rate. Regardless of any provision contained in any Loan Document, no Lender is entitled to contract for, charge, take, reserve, receive, or apply, as interest on all or any part of the Obligation, any amount in excess of the Maximum Rate, and, if Lenders ever do so, then any excess shall be treated as a partial prepayment of principal and any remaining excess shall be refunded to Borrower. In determining if the interest paid or payable exceeds the Maximum Rate, Borrower and Lenders shall, to the maximum extent permitted under applicable Law, (a) treat all Borrowings as but a single extension of credit (and Lenders and Borrower agree that is the case and that provision in this agreement for multiple Borrowings is for convenience only), (b) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (c) exclude voluntary prepayments and their effects, and (d) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the Obligation. However, if the Obligation is paid in full before the end of its full contemplated term, and if the interest received for its actual period of existence exceeds the Maximum Amount, Lenders shall refund any excess (and Lenders may not, to the extent permitted by Law, be subject to any penalties provided by any Laws for contracting for, charging, taking, reserving, or receiving interest in excess of the Maximum Amount). If the Laws of the State of Texas are applicable for purposes of determining the "Maximum Rate" or the "Maximum Amount," then those terms mean the "weekly ceiling" from time to time in effect under Texas Finance Code Section 303.305. Borrower agrees that Chapter 346 of the Texas Finance Code, as amended (which regulates certain revolving credit loan accounts and revolving tri-party accounts), does not apply to the Obligation.

         3.9 Interest Periods. When Borrower requests any LIBOR Borrowing, Borrower may elect the applicable interest period (each an "INTEREST PERIOD"), which may be, at Borrower's option, one, two, three, or six months for LIBOR Borrowings, subject to SECTION 14.1 and the following conditions: (a) the initial Interest Period for a LIBOR Borrowing commences on the applicable Borrowing Date or conversion date, and each subsequent Interest Period applicable to any Borrowing commences on the day when the next preceding applicable Interest Period expires; (b) if any Interest Period for a LIBOR Borrowing begins on a day for which no numerically corresponding Business Day in the calendar month at the end of the Interest Period exists, then the Interest Period ends on the last Business Day of that calendar month; (c) if Borrower is required to pay any portion of a LIBOR Borrowing before the end of its Interest Period in order to comply with the payment provisions of the Loan Documents, Borrower shall also pay any related Funding Loss; and (d) no more than ten Interest Periods may be in effect at one time.

         3.10 Conversions. Subject to the dollar limits of SECTION 2.1(A) and provided that Borrower may not convert to or select a new Interest Period for a LIBOR Borrowing at any time when a Default or Potential Default exists, Borrower may (a) convert a LIBOR Borrowing on the last day of the applicable Interest Period to a Base-Rate Borrowing, (b) convert a Base-Rate Borrowing at any time to a LIBOR


                                       22
                                                                CREDIT AGREEMENT

Borrowing, and (c) elect a new Interest Period for a LIBOR Borrowing. That election may be made by telephonic request to Agent no later than 12:00 p.m. noon on the third Business Day before the conversion date or the last day of the Interest Period, as the case may be (for conversion to a LIBOR Borrowing or election of a new Interest Period), and no later than 12:00 p.m. noon on the last day of the Interest Period (for conversion to a Base-Rate Borrowing). Borrower shall provide a Conversion Notice to Agent no later than two days after the date of the conversion or election. Absent Borrower's telephonic request for conversion or election of a new Interest Period or if a Default or Potential Default exists, then, a LIBOR Borrowing shall be deemed converted to a Base-Rate Borrowing effective when the applicable Interest Period expires.

         3.11 Order of Application.

                  (a) No Default. If no Default or Potential Default exists, any payment shall be applied to the Obligation -- except as otherwise specifically provided in the Loan Documents -- in the order and manner as Borrower directs.

                  (b) Default. If a Default or Potential Default exists or if Borrower fails to give direction, any payment (including proceeds from the exercise of any Rights) shall be applied in the following order:
         (i) to all fees and expenses for which Agent or Lenders have not been paid or reimbursed in accordance with the Loan Documents (and if such payment is less than all unpaid or unreimbursed fees and expenses, then the payment shall be paid against unpaid and unreimbursed fees and expenses in the order of incurrence or due date); (ii) to accrued interest on the Principal Debt; (iii) to the Principal Debt outstanding under the Swing-Line Facility; (iv) to any LC reimbursement obligations that are due and payable and that remain unfunded by any Borrowing; (v) to the remaining Principal Debt in the order as Determining Lenders may elect (but Determining Lenders agree to apply proceeds in an order that will minimize any Funding Loss); (vi) to the remaining Obligation in the order and manner Determining Lenders deem appropriate; and (vii) as a deposit with Agent, for the benefit of Lenders, as security for and payment of any subsequent LC reimbursement obligations.

                  (c) Pro Rata. Each payment or prepayment shall be distributed to each Lender in accordance with its Pro Rata Part of that payment or prepayment.

         3.12 Sharing of Payments, Etc.. If any Lender obtains any payment or prepayment with respect to the Obligation (whether voluntary, involuntary, or otherwise, including, without limitation, as a result of exercising its Rights under SECTION 3.13) that exceeds the part of that payment or prepayment that it is then entitled to receive under the Loan Documents, then that Lender shall purchase from the other Lenders participations that will cause the purchasing Lender to share the excess payment or prepayment ratably with each other Lender. If all or any portion of any excess payment or prepayment is subsequently recovered from the purchasing Lender, then the purchase shall be rescinded and the purchase price restored to the extent of the recovery. Borrower agrees that any Lender purchasing a participation from another Lender under this section may, to the fullest extent permitted by Law, exercise all of its Rights of payment (including the Right of offset) with respect to that participation as fully as if that Lender were the direct creditor of Borrower in the amount of that participation.

         3.13 Offset. If a Default exists, each Lender is entitled to exercise (for the benefit of all Lenders in accordance with SECTION 3.12) the Rights of offset and banker's lien against each and every


                                       23
                                                                CREDIT AGREEMENT
account (excluding Settlement Aggregation Accounts) and other property, or any interest therein, that any Company may now or hereafter have with, or which is now or hereafter in the possession of, that Lender to the extent of the full amount of the Obligation owed (directly or participated) to it.

         3.14 Booking Borrowings. To the extent permitted by Law, any Lender may make, carry, or transfer its Borrowings at, to, or for the account of any of its branch offices or the office or branch of any of its Affiliates. However, no Affiliate or branch is entitled to receive any greater payment under SECTION
3.16 than the transferor Lender would have been entitled to receive with respect to those Borrowings, and a transfer may not be made if, as a direct result of it, SECTION 3.15 or 3.17 would apply to any of the Obligation. If any of the conditions of SECTIONS 3.16 or 3.17 ever apply to a Lender, that Lender shall, to the extent possible, carry or transfer its Borrowings at, to, or for the account of any of its branch offices or the office or branch of any of its Affiliates so long as the transfer is consistent with the other provisions of this section, does not create any burden or adverse circumstance for that Lender that would not otherwise exist, and eliminates or ameliorates the conditions of SECTIONS 3.16 or 3.17 as applicable.

         3.15 Basis Unavailable or Inadequate for LIBOR. If, on or before any date when LIBOR is to be determined for a Borrowing, Agent reasonably determines that the basis for determining the applicable rate is not available or any Lender reasonably determines that the resulting rate does not accurately reflect the cost to that Lender of making or converting Borrowings at that rate for the applicable Interest Period, then Agent shall promptly notify Borrower and Lenders of that determination (which is conclusive and binding on Borrower absent manifest error) and the applicable Borrowing shall bear interest at the Base Rate. Until Agent notifies Borrower that those circumstances no longer exist, Lenders' commitments under this agreement to make, or to convert to, LIBOR Borrowings, as the case may be, are suspended.

         3.16 Additional Costs. Each Lender severally and not jointly agrees to notify Agent, the other Lenders, and Borrower within 180 days after it has actual knowledge that any circumstances exist that would give rise to any payment obligation by Borrower under CLAUSES (a) through (c) below. Although no Lender shall have any liability to Agent, any other Lender, or any Company for its failure to give that notice, Borrower is not obligated to pay any amounts under those clauses that arise, accrue, or are imposed more than 180 days before that notice to the extent it is applicable to those amounts. Any Lender demanding payment of any additional costs under this section must generally be making similar demand for similar additional costs under credit agreements to which it is party that contain similar provisions to this section.

                  (a) Reserves. With respect to any LIBOR Borrowing (i) if any change in any present Law, any change in the interpretation or application of any present Law, or any future Law imposes, modifies, or deems applicable (or if compliance by any Lender with any requirement of any Tribunal results in) any requirement that any reserves (including, without limitation, any marginal, emergency, supplemental, or special reserves) be maintained (other than any reserve included in the Reserve Requirement), and if (ii) those reserves reduce any sums receivable by that Lender under this agreement or increase the costs incurred by that Lender in advancing or maintaining any portion of any LIBOR Borrowing, then (iii) that Lender (through Agent) shall deliver to Borrower a certificate setting forth in reasonable detail the calculation of the amount necessary to compensate it for its reduction or increase (which certificate is conclusive and binding absent manifest error), and (iv) Borrower shall pay that amount to that Lender within five Business


                                       24
                                                                CREDIT AGREEMENT

         Days after demand. The provisions of and undertakings and indemnification in this CLAUSE (a) survive the satisfaction and payment of the Obligation and termination of this agreement.

                  (b) Capital Adequacy. With respect to any Borrowing or LC, if any change in any present Law, any change in the interpretation or application of any present Law, or any future Law regarding capital adequacy, or if compliance by Issuing Lender or any Lender with any request, directive, or requirement imposed in the future by any Tribunal regarding capital adequacy, or if any change in its written policies or in the risk category of this transaction, in any of the foregoing events or circumstances, reduces the rate of return on its capital as a consequence of its obligations under this agreement to a level below that which it otherwise could have achieved (taking into consideration its policies with respect to capital adequacy) by an amount deemed by it to be material (and it may, in determining the amount, utilize reasonable assumptions and allocations of costs and expenses and use any reasonable averaging or attribution method), then (unless the effect is already reflected in the rate of interest then applicable under this agreement) Agent or that Lender (through Agent) shall notify Borrower and deliver to Borrower a certificate setting forth in reasonable detail the calculation of the amount necessary to compensate it (which certificate is conclusive and binding absent manifest error), and Borrower shall pay that amount to Agent or that Lender within five Business Days after demand. Notwithstanding the foregoing sentence, Borrower shall not be obligated to pay such amount unless notice thereof is given within 90 Business Days after any such Lender actually incurs such reduction in its return. Lenders are not aware of any event which would so reduce their rate of return as of the date hereof. If any such event giving rights to a demand by any Lender for compensation under this SECTION 3.16(b) occurs specifically with respect to such Lender, and generally with respect to national banks similarly situated for loans of the same classification, Borrower may elect to prepay the Obligation in full within 120 days after receipt of the above-described certificate from Agent by giving written notice to Agent or that Lender through Agent) of such election not more than five Business Days after receipt of such certificate from Agent; provided, however, that if Borrower does not prepay the Obligation within such 120-day period despite having given such notice, this agreement shall remain in full force and effect as if such notice was never given. The provisions of and undertakings and indemnification in this CLAUSE (b) shall survive the satisfaction and payment of the Obligation and termination of this agreement.

                  (c) HLT. Neither Borrower nor any Lender is aware of any circumstances which would result in classifying this transaction as a "highly leveraged transaction" as of the Closing Date under "HLT" guidelines promulgated by any Tribunal (including, without limitation, the Office of the Comptroller of the Currency). If any Tribunal or any Lender (as it interprets "HLT guidelines" promulgated by any Tribunal) classifies this transaction as a "highly leveraged transaction," such Lender (through Agent) shall promptly notify Borrower of such classification and the applicable interest rate margin in all contexts shall be increased by 1% as of the date of such notice.

                  (d) Taxes. Subject to SECTION 3.19, any Taxes payable by Agent or any Lender or ruled (by a Tribunal) payable by Agent or any Lender in respect of this agreement or any other Loan Document shall, if permitted by Law, be paid by Borrower, together with interest and penalties, if any, except for Taxes payable on or measured by the overall net income of Agent or that Lender (or Agent or that Lender, as the case may be, together with any other Person with whom Agent or that Lender files a consolidated, combined, unitary, or similar Tax return) and


                                       25
                                                                CREDIT AGREEMENT
         except for interest and penalties incurred as a result of the gross negligence or willful misconduct of Agent or any Lender. Agent or that Lender (through Agent) shall notify Borrower and deliver to Borrower a certificate setting forth in reasonable detail the calculation of the amount of payable Taxes, which certificate is conclusive and binding (absent manifest error), and Borrower shall pay that amount to Agent for its account or the account of that Lender, as the case may be within five Business Days after demand. If Agent or that Lender subsequently receives a refund of the Taxes paid to it by Borrower, then the recipient shall promptly pay the refund to Borrower.

         3.17 Change in Laws. If any Law makes it unlawful for any Lender to make or maintain LIBOR Borrowings, then that Lender shall promptly notify Borrower and Agent, and (a) as to undisbursed funds, that requested Borrowing shall be made as a Base-Rate Borrowing, and (b) as to any outstanding Borrowing
(i) if maintaining the Borrowing until the last day of the applicable Interest Period is unlawful, the Borrowing shall be converted to a Base-Rate Borrowing as of the date of notice, in which event Borrower will be required to pay any related Funding Loss, or (ii) if not prohibited by Law, the Borrowing shall be converted to a Base-Rate Borrowing as of the last day of the applicable
Interest Period, or (iii) if any conversion will not resolve the unlawfulness, Borrower shall promptly prepay the Borrowing, without penalty but with related Funding Loss.

         3.18 FUNDING LOSS. BORROWER SHALL INDEMNIFY EACH LENDER AGAINST, AND PAY TO IT UPON DEMAND, ANY FUNDING LOSS OF THAT LENDER. WHEN ANY LENDER DEMANDS THAT BORROWER PAY ANY FUNDING LOSS, THAT LENDER SHALL DELIVER TO BORROWER AND AGENT A CERTIFICATE SETTING FORTH IN REASONABLE DETAIL THE BASIS FOR IMPOSING THE FUNDING LOSS AND THE CALCULATION OF THE AMOUNT, WHICH CALCULATION IS CONCLUSIVE AND BINDING ABSENT MANIFEST ERROR. THE PROVISIONS OF AND UNDERTAKINGS AND INDEMNIFICATION IN THIS SECTION SURVIVE THE SATISFACTION AND PAYMENT OF THE OBLIGATION AND TERMINATION OF THIS AGREEMENT.

         3.19 Foreign Lenders, Participants, and Assignees. Each Lender, Participant (by accepting a participation interest under this agreement), and Assignee (by executing an Assignment) that is not organized under the Laws of the United States of America or one of its states (a) represents to Agent and Borrower that (i) no Taxes are required to be withheld by Agent or Borrower with respect to any payments to be made to it in respect of the Obligation and (ii) it has furnished to Agent and Borrower two duly completed copies of either U.S. Internal Revenue Service Form 4224, Form 1001, Form W-8, or any other form acceptable to Agent and Borrower that entitles it to a complete exemption from U.S. federal withholding Tax on all interest or fee payments under the Loan Documents, and (b) covenants to (i) provide Agent and Borrower a new Form 4224, Form 1001, Form W-8, or other form acceptable to Agent and Borrower upon the expiration or obsolescence according to Law of any previously delivered form, duly executed and completed by it, entitling it to a complete exemption from U.S. federal withholding Tax on all interest and fee payments under the Loan Documents, and (ii) comply from time to time with all Laws with regard to the withholding Tax exemption. If any of the foregoing is not true at any time or the applicable forms are not provided, then Borrower and Agent (without duplication) may deduct and withhold from interest and fee payments under the Loan Documents any Tax at the maximum rate under the Code or other applicable Law, and amounts so deducted and withheld shall be treated as paid to that Lender, Participant, or assignee, as the case may be, for all purposes under the Loan Documents.


                                       26
                                                                CREDIT AGREEMENT

SECTION 4 FEES.

         4.1 Treatment of Fees. The fees described in this SECTION 4 represent compensation for services rendered and to be rendered separate and apart from the lending of money or the provision of credit, and (a) are not compensation for the use, detention, or forbearance of money, (b) are in addition to, and not in lieu of, interest and expenses otherwise described in this agreement, (c) are payable in accordance with SECTION 3.1, (d) are non-refundable, (e) to the fullest extent permitted by Law, bear interest, if not paid when due, at the Default Rate and (f) are calculated on the basis of a year of 360 days.

         4.2 Agent's Fees. Borrower shall pay to Agent, solely for its own account, the arrangement fee described in the letter agreement (as it may be renewed, extended, or modified) dated as of September 24, 1999, between Borrower and Agent.

         4.3 LC Fees. As an inducement for the issuance (including, without limitation, the extension) of each LC, Borrower agrees to pay to Agent:

                  (a) For the account of each Lender, according to each Lender's Commitment Percentage on the day the fee is payable, an issuance fee, payable quarterly in arrears, equal to a percentage of the undrawn amount of that LC at the end of each applicable quarterly period, which percentage is equal to 100% of the Applicable Margin in effect for LIBOR Borrowings on the first day of the quarterly period for which a payment is payable;

                  (b) For the account of Issuing Lender, payable on the date of issuance, a fronting fee of $300.00; and

                  (c) For the account of Issuing Lender, amendment, transfer, negotiation, and other fees as determined and payable in accordance with Agent's then current fee policy.

         4.4 Commitment Fees.

                  (a) From and after the Closing Date, Borrower shall pay to Agent a commitment fee for Lenders according to each Lender's Commitment Percentage. The fee is payable as it accrues on the last day of each March, June, September, and December -- commencing on September 30, 1999 -- and on the Termination Date. Each payment of the fee is equal to the following, determined for the calendar quarter (or portion of a calendar quarter commencing on the date of this agreement or ending on such later Termination Date) preceding and including the date it is due: from the Closing Date until the Termination Date, the product of (i) the Applicable Percentage, times (ii) the amount by which the average-daily Total Commitment exceed the sum of the average-daily Commitment Usage, times (iii) a fraction with the number of days in the applicable quarter or portion of it as the numerator and 360 as the denominator.

                  (b) From and after the Closing Date, Agent agrees to pay a commitment fee to each Lender (other than Agent) according to each Lender's Commitment Percentage, as it accrues on the last day of each March, June, September, and December -- commencing on September 30, 1999 -- and on the Termination Date. Each payment of such fee is equal to the following, determined for the calendar quarter (or portion of a calendar quarter commencing on the date of this agreement or ending on such later Termination Date) preceding and including the date it is due; from the Closing Date until the Termination Date, the product of the (i) Applicable Percentage, times (ii) such Lender's Commitment Percentage, times (iii) the aggregate principal


                                       27
                                                                CREDIT AGREEMENT
         amount of all Swing-Line Borrowings advanced by Agent to Borrower during the applicable quarter or portion of it, times (iv) a fraction with the number of days in the applicable quarter or portion of it on which there was Principal Debt under the Swing-Line Subfacility as the numerator and 360 as the denominator.



                                       28
                                                                CREDIT AGREEMENT

SECTION 5 SECURITY.

         5.1 Guaranty. In consideration of the LCs which may be issued by Issuing Lender under this agreement on behalf of each Company, and in consideration of the intercompany advances which may be made by Borrower to its Subsidiaries, and by Borrower's direct Subsidiaries to Borrower's indirect Subsidiaries, in accordance with SECTION 2.1(C), Borrower shall cause all of its present and future direct and indirect Subsidiaries (other than GuaranTec, L.L.P., a Florida limited partnership), whether now existing or in the future formed or acquired, to unconditionally guarantee the full payment and performance of the Obligation by execution of a Guaranty.

         5.2 Collateral. If the Funded Debt/EBITDA Ratio is ever greater than
2.50 to 1.00, upon 10 days earlier notice, Borrower shall cause the full payment and performance of the Obligation to be secured by Lender Liens on such items and types of property then owned or thereafter acquired by any Company, or any of their present or future Subsidiaries, as may be requested by Agent or Determining Lenders, in their sole discretion.

         5.3 Additional Security and Guaranties. Lender may, without notice or demand and without affecting any Company's (or any other Person's) obligations under the Loan Documents, from time to time (a) receive from any Person and hold collateral for the payment of all or any part of the Obligation and exchange, enforce, or release such collateral or any part thereof and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligation and release such endorser or guarantor, or any Person who has given any other security for the payment of all or any part of the Obligation, or any other Person in any way obligated to pay all or any part of the Obligation.

         5.4 Further Assurances. Borrower covenants and agrees that the Lender Liens, when required as described in SECTION 5.2, must be created and perfected as a condition to funding any Borrowings or issuance of any LC. Furthermore, Borrower shall -- and shall cause each other appropriate Company to -- perform the acts, duly authorize, execute, acknowledge, deliver, file, and record any additional writings, and pay all filings fees and costs as Agent or Determining Lenders may reasonably deem appropriate or necessary to perfect and maintain the Lender Liens and preserve and protect the Rights of Agent and Lenders under any Loan Document.

         5.5 Release of Collateral. Agent shall, upon Borrower's written request and at Borrower's cost and expense, cause the Lender Liens on all Collateral to be released:

                  (a) If the conditions described in SECTION 5.2 have occurred, and after such occurrence Borrower has maintained the Funded Debt/EBITDA Ratio to be less than 2.00 to 1.00 for two consecutive fiscal quarters, provided that no Potential Default or Default has occurred; or

                  (b) Whenever no Lender has any commitment to extend credit under any Loan Document, the Obligation has been fully paid and performed, and all uncancelled and undrawn LCs have been either fully cash secured or backed by letters of credit acceptable in the sole discretion of Issuing Lender.


SECTION 6 CONDITIONS PRECEDENT. No Lender is obligated to fund the initial Borrowing or issue any LC unless (a) Agent has received all of the items described on SCHEDULE 6; (b) Agent and its counsel have completed due diligence satisfactory to each, including without limitation, a review of


                                       29
                                                                CREDIT AGREEMENT
financial projections of Borrower, including statements of income, balance sheets, and cash flow statements; (c) Agent has received and reviewed to its satisfaction unaudited financial statements of Borrower for the quarter ended March 31, 1999, certified by a senior financial officer of Borrower; (d) the acquisition by Borrower of all of the issued and outstanding capital stock of Consultec, Inc. for a purchase price not to exceed $105,000,000.00 pursuant to that certain purchase agreement dated February 11, 1999 has been completed; (e) Agent has received a true and correct copy of the purchase agreement referenced in CLAUSE (D) above; (f) any required approvals or consents (including those related to the acquisition referenced above) shall have been obtained and remain in effect; and (g) such other agreements, documents, instruments, opinions, certificates, and evidences as Agent may reasonably require. In addition, no Lender is obligated to fund (as opposed to continue or convert) any Borrowing or issue any LC, and Agent will not be obligated to issue any LC or fund any Swing-Line Borrowing, as the case may be, unless on the applicable Borrowing Date or issue date (and after giving effect to the requested Borrowing or LC), as the case may be: (u) Agent (and Issuing Lender, if applicable) timely receives a Borrowing Request or LC Request (together with the applicable LC Agreement), as the case may be; (v) Issuing Lender receives any applicable LC fee then due and payable; (w) all of the representations and warranties of the Companies in the Loan Documents are true and correct in all material respects (unless they speak to a specific date or are based on facts which have changed by transactions contemplated or expressly permitted by this agreement); (x) no Material Adverse Event, Default, or Potential Default exists; (y) none of the matters disclosed in any amendments to SCHEDULES 7.8, 7.10, or 7.18 are objected to by Determining Lenders; and (z) no limitation in SECTION 2.1 or 2.3 is exceeded. Each Borrowing Request and LC Request, however delivered, constitutes Borrower's representation and warranty that the conditions in CLAUSES (W) through (Z) above are satisfied. Upon either Agent's or any Lender's reasonable request, Borrower shall deliver to that Agent or that Lender evidence substantiating any of the matters in the Loan Documents that are necessary to enable Borrower to qualify for the Borrowing or LC, as the case may be. Each condition precedent in this agreement (including, without limitation, those on SCHEDULE 6) is material to the transactions contemplated by this agreement, and time is of the essence with respect to each condition precedent.

SECTION 7 REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Agent and Lenders as follows:

         7.1 Purpose and Regulation U.

                  (a) Borrower will use the proceeds of the Revolving Facility (including the LC Subfacility and the Swing-Line Subfacility) for, (i) the working capital and general corporate purposes of itself and any Company that has executed a Guaranty, and (ii) acquisitions that are permitted under SECTION 9.

                  (b) No Company is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended. No part of the proceeds of any LC draft or drawing or Borrowing will be used, directly or indirectly, for a purpose that violates any Law, including, without limitation, Regulation U.

         7.2 Corporate Existence, Good Standing, and Authority. Each Company is duly organized, validly existing, and in good standing under the Laws of its jurisdiction of incorporation. Except where not a Material Adverse Event, each Company is duly qualified to transact business and is in good standing


                                       30
                                                                CREDIT AGREEMENT
as a foreign corporation in each jurisdiction where the nature and extent of its business and properties require due qualification and good standing (each of which jurisdictions is identified on SCHEDULE 7.3, as supplemented from time to time by an amendment to that schedule that is dated, executed, and delivered by Borrower to Agent and Lenders to reflect changes in that schedule as a result of transactions permitted by the Loan Documents). Each Company possesses all requisite authority and power to conduct its business as is now being conducted and as proposed under the Loan Documents to be conducted and to own and operate its assets as now owned and operated and as proposed to be owned and operated under the Loan Documents.

         7.3 Subsidiaries and Names. SCHEDULE 7.3 -- as supplemented from time to time by an amendment to that schedule that is dated, executed, and delivered by Borrower to Agent and Lenders to reflect changes in that schedule as a result of transactions permitted by the Loan Documents -- describes (a) all of Borrower's direct and indirect Subsidiaries, (b) all Companies, (c) every name or trade name used by each Company during the five-year period before the date of this agreement, (d) every change of each Company's name during the four-month period before the date of this agreement, (e) the chief executive office of each Company, (f) the percentage of shares of outstanding capital stock (or similar voting interests) of each Subsidiary held by Company, and (g) the Company holding such stock (or similar voting interests). All of the outstanding shares of capital stock (or similar voting interests) of Borrower's Subsidiaries are
(a) duly authorized, validly issued, fully paid, and nonassessable, (b) owned of record and beneficially as described in that schedule or those writings, free and clear of any Liens, except Permitted Liens, and (c) not subject to (i) with respect to each Subsidiary (other than The LAN Company) existing as of July 30, 1997, any warrants, options, or other acquisition Rights of any Person that could result in the holders of such warrants, options, or other acquisition Rights owning, in the aggregate, at least 5% of the outstanding shares of capital stock of the applicable Subsidiary, (ii) with respect to The LAN Company and any Subsidiary formed or acquired after July 30, 1997, any warrants, options, or other acquisition Rights of any Person that could result in the holders of such warrants, options, or other acquisition Rights owning, in the aggregate, at least 10% of the outstanding shares of capital stock or (iii) any transfer restriction except restrictions imposed by securities Laws and general corporate Laws.

         7.4 Authorization and Contravention. The execution and delivery by each Company of each Loan Document to which it is a party and the performance by it of its obligations under those Loan Documents (a) are within its corporate power, (b) have been duly authorized by all necessary corporate action, (c) require no action by or filing with any Tribunal (except any action or filing that has been taken or made on or before the Closing Date), (d) do not violate any provision of its charter or bylaws, and (e) do not violate any provision of Law applicable to it or any material agreement to which it is a party except violations that individually or collectively are not a Material Adverse Event.

         7.5 Binding Effect. Upon execution and delivery by all parties to it, each Loan Document will constitute a legal and binding obligation of each Company party to it, enforceable against it in accordance with that Loan Document's terms except as that enforceability may be limited by Debtor Laws and general principles of equity.

         7.6 Financials and Existing Debt. The Current Financials were prepared in accordance with GAAP and present fairly, in all material respects, the Companies' consolidated financial condition, results of operations, and cash flows as of, and for the portion of the fiscal year ending on their dates (subject only to normal year-end adjustments for interim statements). Except for transactions directly related to, specifically contemplated by, or expressly permitted by the Loan Documents or as disclosed in the reports


                                       31
                                                                CREDIT AGREEMENT
filed by Borrower pursuant to the Securities and Exchange Act of 1934 and delivered to Agent and Lenders after the date of the Current Financials, no material adverse changes have occurred in the Companies' consolidated financial condition from that shown in the Current Financials.

         7.7 Solvency. Except as disclosed on SCHEDULE 7.7, on each Borrowing Date and the date any LC is issued, each Company, is -- and after giving effect to the requested Borrowing or LC will be -- Solvent. As of the Closing Date, the Companies disclosed on SCHEDULE 7.7 are immaterial to Borrower's consolidated balance sheet.

         7.8 Litigation. Except as disclosed on SCHEDULE 7.8 -- as supplemented from time to time by an amendment to that schedule that is dated, executed, and delivered by Borrower to Agent and Lenders to reflect changes in that schedule -- and matters covered (subject to reasonable and customary deductible and retention) by insurance or indemnification agreements (a) no Company is subject to, or aware of the threat of, any Litigation that is reasonably likely to be determined adversely to any Company and, if so adversely determined, is a Material Adverse Event, and (b) no outstanding and unpaid judgments against any Company exist that would be a Material Adverse Event.

         7.9 Taxes. Except as disclosed on SCHEDULE 7.8, (a) all Tax returns of each Company required to be filed have been filed (or extensions have been granted) before delinquency, and (b) all Taxes imposed upon each Company that are due and payable have been paid before delinquency except as being contested as permitted by SECTION 8.5.

         7.10 Environmental Matters. Except as disclosed on SCHEDULE 7.10 -- as supplemented from time to time by an amendment to that schedule that is dated, executed, and delivered by Borrower to Agent and Lenders to reflect changes in that schedule:

                  (a) No Company's ownership of its assets violates any applicable Environmental Law, other than such violations which would not constitute a Material Adverse Event.

                  (b) No Company has received notice from any Tribunal that it has actual or potential Environmental Liability and no Company has knowledge that it has any Environmental Liability, which actual or potential Environmental Liability in either case constitutes a Material Adverse Event.

                  (c) No Company has received notice from any Tribunal that any Real Property is affected by, and no Company has knowledge that any Real Property is affected by, any Release of any Hazardous Substance which constitutes a Material Adverse Event.

         7.11 Employee Plans. Except as disclosed on SCHEDULE 7.11, (a) no Employee Plan subject to ERISA has incurred an "accumulated funding deficiency" (as defined in Section 302 of ERISA or Section 512 of the Code), (b) neither Borrower nor any ERISA Affiliate has incurred liability -- except for liabilities for premiums that have been paid or that are not past due -- under ERISA to the PBGC in connection with any Employee Plan, (c) neither Borrower nor any ERISA Affiliate has withdrawn in whole or in part from participation in a Multiemployer Plan in a manner that has given rise to a withdrawal liability under Title IV of ERISA, (d) neither Borrower nor any ERISA Affiliate has engaged in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code), (e) no "reportable event" (as defined in Section 4043 of ERISA) has occurred excluding events for which the


                                       32
                                                                CREDIT AGREEMENT
notice requirement is waived under applicable PBGC regulations, (f) neither Borrower nor any ERISA Affiliate has any liability, or is subject to any Lien, under ERISA or the Code to or on account of any Employee Plan, (g) each Employee Plan subject to ERISA and the Code complies in all material respects, both in form and operation, with ERISA and the Code, and (h) no Multiemployer Plan subject to the Code is in reorganization within the meaning of Section 418 of the Code.

         7.12 Properties; Liens. Each Company has good and marketable title to all its property reflected on the Current Financials as being owned by it except for property that is obsolete or that has been disposed of in the ordinary course of business between the date of the Current Financials and the date of this agreement or, after the date of this agreement, as permitted by SECTION
9.10 or SECTION 9.11. No Lien exists on any property of any Company except Permitted Liens. No Company is party or subject to any agreement, instrument, or order which in any way restricts any Company's ability to allow Liens to exist upon any of its assets except relating to Permitted Liens.

         7.13 Government Regulations. No Company is subject to regulation under
(a) the Public Utility Holding Company Act 1935, the Federal Power Act, the Investment Company Act of 1940, the Interstate Commerce Act (as any of the preceding acts have been amended), or any other Law (other than Regulation X of the Board Governors of the Federal Reserve System) which regulates the incurrence of Debt, or (b) a "utility" as defined in Chapter 35 of the Texas Business and Commerce Code, as amended.

         7.14 Transactions with Affiliates. Except for transactions with other Companies and as otherwise disclosed on SCHEDULE 7.14 or permitted by SECTION 9.6, no Company is a party to a material transaction with any of its Affiliates. For purposes of this SECTION 7.14, such transactions are "material" if they, individually or in the aggregate, require any Company to pay more than $1,000,000.00 over the course of such transactions.

         7.15 Debt. No Company has any Debt except Permitted Debt.

         7.16 Leases. Except as disclosed on SCHEDULE 7.8, (a) each Company enjoys peaceful and undisturbed possession under all leases necessary for the operation of its properties and assets, and (b) all material leases under which any Company is a lessee are in full force and effect.

         7.17 Labor Matters. (a) No actual or threatened strikes, labor disputes, slow downs, walkouts, work stoppages, or other concerted interruptions of operations that involve employees of any Company as of the date hereof (and, with respect to each repetition of this representation under SECTION 6, there are no such interruptions which could constitute a Material Adverse Event), (b) hours worked by and payment made to the employees of any Company or any predecessor of such Company have not been in material violation of the Fair Labor Standards Act or any other applicable Laws pertaining to labor matters,
(c) all material payments due from any Company for employee health and welfare insurance, including, without limitation, workers compensation insurance, have been paid or accrued as a liability on its books, (d) the business activities and operations of each Company are materially in compliance with OSHA and other applicable health and safety Laws.

         7.18 Intellectual Property. To the best of Borrower's knowledge, after excercise of due diligence, and except as disclosed on SCHEDULE 7.18, (a) Each Company owns or has the right to use all material licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications and trade names necessary to continue to conduct its businesses as presently conducted by it


                                       33
                                                                CREDIT AGREEMENT
and proposed to be conducted by it immediately after the date of this agreement,
(b) each Company is conducting its business without infringement or claim of infringement of any license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of others, and (c) no infringement or claim of infringement by others of any material license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property of any Company exists.

         7.19 Insurance. Each Company maintains with financially sound, responsible, and reputable insurance companies or associations (or, as to workers' compensation or similar insurance, with an insurance fund or by self-insurance authorized by the jurisdictions in which it operates) insurance concerning its properties and businesses against such casualties and contingencies and in such types and in such amounts (and with co-insurance and deductibles) as is customary in the case of same or similar businesses.

         7.20 Full Disclosure. Each material fact or condition relating to the Loan Documents or the financial condition or prospects, business, or property of the Companies that is a Material Adverse Event has been disclosed in writing to Agent and Lenders. All information previously furnished to Agent or any Lender in connection with the Loan Documents was -- and all information furnished in the future by any Company to Agent or any Lender will be -- true and accurate in all material respects or based on reasonable estimates on the date the information is stated or certified.

SECTION 8 AFFIRMATIVE COVENANTS. For so long as any Lender is committed to lend or issue LCs under this agreement and until the Obligation has been fully paid and performed, Borrower covenants and agrees with Agent and Lenders that, without first obtaining Agent's written notice of Determining Lenders' consent to the contrary:

         8.1 Certain Items Furnished. Borrower shall furnish the following to each Lender:

                  (a) Annual Financials, Etc. Promptly after preparation but no later than 90 days after the last day of each fiscal year of Borrower, Financials showing the Companies' consolidated financial condition and results of operations as of, and for the year ended on, that last day, accompanied by (i) the opinion, without material qualification, of Price Waterhouse LLP or other firm of nationally-recognized independent certified public accountants reasonably acceptable to Determining Lenders, based on an audit using generally accepted auditing standards, that the consolidated portion of those Financials were prepared in accordance with GAAP and present fairly, in all material respects, the Companies' consolidated financial condition and results of operations, and (ii) a Compliance Certificate.

                  (b) Quarterly Financials, Etc. Promptly after preparation but no later than 60 days after the last day of each of the first three fiscal quarters of Borrower each year, Financials showing the Companies' consolidated financial condition and results of operations for that fiscal quarter and for the period from the beginning of the current fiscal year to the last day of that fiscal quarter, accompanied by a Compliance Certificate.

                  (c) Other Reports. Promptly after preparation thereof, true copies of all reports, statements, documents, plans and other written communications furnished by or on behalf of Borrower to its stockholders, the Securities and Exchange Commission, or the PBGC, and, if requested by Agent, any other Tribunal.


                                       34
                                                                CREDIT AGREEMENT

                  (d) Employee Plans. As soon as possible and within 30 days after Borrower knows that any event which would constitute a reportable event under Section 4043(b) of Title IV of ERISA with respect to any Employee Plan subject to ERISA has occurred, or that the PBGC has instituted or will institute proceedings under ERISA to terminate that plan, deliver a certificate of a Responsible Officer of Borrower setting forth details as to that reportable event and the action which Borrower or an ERISA Affiliate, as the case may be, proposes to take with respect to it, together with a copy of any notice of that reportable event which may be required to be filed with the PBGC, or any notice delivered by the PBGC evidencing its intent to institute those proceedings or any notice to the PBGC that the plan is to be terminated, as the case may be. For all purposes of this section, Borrower is deemed to have all knowledge of all facts attributable to the plan administrator under ERISA.

                  (e) Other Notices. Notice -- promptly after Borrower knows -- of (i) the existence and, if requested by Agent, status of any Litigation that, if determined adversely to any Company, would be a Material Adverse Event, (ii) any change in any material fact or circumstance represented or warranted by any Company in any Loan Document, or (iii) a Default or Potential Default, specifying the nature thereof and what action the Companies have taken, are taking, or propose to take.

                  (f) Other Information. Promptly when reasonably requested by Agent or any Lender, such information (not otherwise required to be furnished under this agreement) about any Company's business affairs, assets, and liabilities, and any opinions, certifications, and documents, in addition to those mentioned herein.

         8.2 Use of Credit. Borrower shall, and shall cause the Companies to, use LCs and the proceeds of Borrowings only for the purposes represented in this agreement, provided that notwithstanding anything herein to the contrary, Borrower may also use the proceeds of the Revolving Facility (including the Swing-Line Subfacility but excluding the LC Subfacility) for the purpose of performing its payment obligations in connection with ITEMS 7 and 13 on SCHEDULE 9.2.

         8.3 Books and Records. Each Company shall maintain books, records, and accounts necessary to prepare Financials in accordance with GAAP.

         8.4 Inspections. Each Company shall allow Agent or any Lender (or their respective Representatives) to inspect any of its properties, to review reports, files, and other records and to make and take away copies, to conduct tests or investigations, and to discuss any of its affairs, conditions, and finances with its other creditors, directors, officers, employees, or representatives from time to time, during reasonable business hours, or, after notice to Borrower, with any creditor of any Company.

         8.5 Taxes. Each Company shall promptly pay when due any and all Taxes except Taxes that are being contested in good faith by lawful proceedings diligently conducted, against which reserve or other provision required by GAAP has been made, and in respect of which levy and execution of any Lien sufficient to be enforced has been and continues to be stayed.

         8.6 Payment of Obligation. Each Company shall promptly pay (or renew and extend) all of its Debt as it becomes due (other than Debt owed to any Person other than Lenders, the validity or amount


                                       35
                                                                CREDIT AGREEMENT
of which is being contested in good faith by appropriate proceedings diligently conducted and a reserve or other provision required by GAAP has been made).

         8.7 Expenses. Promptly after demand accompanied by an invoice describing the costs, fees, and expenses in reasonable detail, Borrower shall pay (a) all costs, fees, and expenses paid or incurred by Agent incident to any Loan Document (including, without limitation, the reasonable fees and expenses of Agent's counsel in connection with the negotiation, preparation, delivery, and execution of the Loan Documents and any related amendment, waiver, or consent) and (b) all reasonable costs and expenses incurred by Agent or any Lender in connection with the enforcement of the obligations of any Company under the Loan Documents or the exercise of any Rights under the Loan Documents (including, without limitation, reasonable allocated costs of in-house counsel, other reasonable attorneys' fees, and court costs), all of which are part of the Obligation, bearing interest, (if not paid within ten Business Days after demand accompanied by an invoice describing the costs, fees, and expenses in reasonable detail) at the Default Rate until paid.

         8.8 Maintenance of Existence, Assets, and Business. Each Company shall
(a) maintain its corporate existence and good standing in its state of incorporation, (b) except where not a Material Adverse Event (i) maintain its authority to transact business and good standing in all other states, (ii) maintain all licenses, permits, and franchises (including, without limitation, Environmental Permits) necessary for its business, (iii) keep all of its material assets that are useful in and necessary to its business in good working order and condition (ordinary wear and tear excepted) and make all necessary repairs and replacements.

         8.9 Insurance. Each Company shall, at its cost and expense, maintain with financially sound, responsible, and reputable insurance companies or associations -- or, as to workers' compensation or similar insurance, with an insurance fund or by self-insurance authorized by the jurisdictions in which it operates -- insurance concerning its properties and businesses against casualties and contingencies and of types and in amounts (and with co-insurance and deductibles) as shall be reasonably satisfactory to Agent, with loss payable to Agent as its interest may appear, and provide Agent with evidence of such insurance within 30 days after the Closing Date.

         8.10 Environmental Matters. Each Company shall (a) operate and manage its businesses and otherwise conduct its affairs in compliance with all Environmental Laws and Environmental Permits except to the extent noncompliance does not constitute a Material Adverse Event, (b) promptly deliver to Agent a copy of any notice received from any Tribunal alleging that any Company is not in compliance with any Environmental Law or Environmental Permit if the allegation constitutes a Material Adverse Event, and (c) promptly deliver to Agent a copy of any notice received from any Tribunal alleging that any Company has any potential Environmental Liability if the allegation constitutes a Material Adverse Event.

         8.11 INDEMNIFICATION.

                  (a) AS USED IN THIS SECTION: (i) "INDEMNITOR" MEANS BORROWER AND (PURSUANT TO ITS GUARANTY) EACH OTHER COMPANY; (ii) "INDEMNITEE" MEANS AGENT, EACH LENDER, EACH PRESENT AND FUTURE AFFILIATE OF AGENT OR ANY LENDER, EACH PRESENT AND FUTURE REPRESENTATIVE OF AGENT, ANY LENDER, OR ANY OF THOSE AFFILIATES, AND EACH PRESENT AND FUTURE SUCCESSOR AND ASSIGN OF AGENT, ANY LENDER, OR ANY OF THOSE AFFILIATES OR REPRESENTATIVES; AND (iii) "INDEMNIFIED LIABILITIES" MEANS ALL PRESENT AND FUTURE, KNOWN AND UNKNOWN, FIXED AND


                                       36
                                                                CREDIT AGREEMENT

         CONTINGENT, ADMINISTRATIVE, INVESTIGATIVE, JUDICIAL, AND OTHER CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, INVESTIGATIONS, SUITS, PROCEEDINGS, AMOUNTS PAID IN SETTLEMENT, DAMAGES, JUDGMENTS, PENALTIES, COURT COSTS, LIABILITIES, AND OBLIGATIONS -- AND ALL PRESENT AND FUTURE COSTS, EXPENSES, AND DISBURSEMENTS (INCLUDING, WITHOUT LIMITATION, ALL REASONABLE ATTORNEYS' FEES AND EXPENSES WHETHER OR NOT SUIT OR OTHER PROCEEDING EXISTS OR ANY INDEMNITEE IS PARTY TO ANY SUIT OR OTHER PROCEEDING) IN ANY WAY RELATED TO ANY OF THE FOREGOING -- THAT MAY AT ANY TIME BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST ANY INDEMNITEE AND IN ANY WAY RELATING TO OR ARISING OUT OF ANY (A) LOAN DOCUMENT, TRANSACTION CONTEMPLATED BY ANY LOAN DOCUMENT, COLLATERAL, OR REAL PROPERTY, (B) ENVIRONMENTAL LIABILITY IN ANY WAY RELATED TO ANY COMPANY, PREDECESSOR, COLLATERAL, REAL PROPERTY, OR ACT, OMISSION, STATUS, OWNERSHIP, OR OTHER RELATIONSHIP, CONDITION, OR CIRCUMSTANCE CONTEMPLATED BY, CREATED UNDER, OR ARISING PURSUANT TO OR IN CONNECTION WITH ANY LOAN DOCUMENT, OR (C) INDEMNITEE'S SOLE OR CONCURRENT ORDINARY NEGLIGENCE.

                  (b) EACH INDEMNITOR SHALL JOINTLY AND SEVERALLY INDEMNIFY EACH INDEMNITEE FROM AND AGAINST, PROTECT AND DEFEND EACH INDEMNITEE FROM AND AGAINST, HOLD EACH INDEMNITEE HARMLESS FROM AND AGAINST, AND ON DEMAND PAY OR REIMBURSE EACH INDEMNITEE FOR, ALL INDEMNIFIED LIABILITIES.

                  (c) THE FOREGOING PROVISIONS (I) ARE NOT LIMITED IN AMOUNT EVEN IF THAT AMOUNT EXCEEDS THE OBLIGATION, (II) INCLUDE, WITHOUT LIMITATION, REASONABLE FEES AND EXPENSES OF ATTORNEYS AND OTHER COSTS AND EXPENSES OF LITIGATION OR PREPARING FOR LITIGATION AND DAMAGES OR INJURY TO PERSONS, PROPERTY, OR NATURAL RESOURCES ARISING UNDER ANY STATUTORY OR COMMON LAW, PUNITIVE DAMAGES, FINES, AND OTHER PENALTIES, AND (III) ARE NOT AFFECTED BY THE SOURCE OR ORIGIN OF ANY HAZARDOUS SUBSTANCE, AND (IV) ARE NOT AFFECTED BY ANY INDEMNITEE'S INVESTIGATION, ACTUAL OR CONSTRUCTIVE KNOWLEDGE, COURSE OF DEALING, OR WAIVER.

                  (d) EACH INDEMNITEE IS ENTITLED TO BE INDEMNIFIED UNDER THE LOAN DOCUMENTS FOR ITS OWN NEGLIGENCE. HOWEVER, NO INDEMNITEE IS ENTITLED TO BE INDEMNIFIED UNDER THE LOAN DOCUMENTS FOR ITS OWN FRAUD, GROSS NEGLIGENCE, OR WILFUL MISCONDUCT.

                  (e) THE PROVISIONS OF AND INDEMNIFICATION AND OTHER UNDERTAKINGS UNDER THIS SECTION SURVIVE THE FORECLOSURE OF ANY LENDER LIEN OR ANY TRANSFER IN LIEU OF THAT FORECLOSURE, THE SALE OR OTHER TRANSFER OF ANY COLLATERAL OR REAL PROPERTY TO ANY PERSON, THE SATISFACTION OF THE OBLIGATION, THE TERMINATION OF THE LOAN DOCUMENTS, AND THE RELEASE OF ANY OR ALL LENDER LIENS.

         8.12 Chief Executive Office; Material Agreements. Each Company shall
(a) not relocate its chief executive office or place where its books and records are kept (except for the relocation of its books and records to Borrower's chief executive offices) unless prior thereto it gives Agent 30 days prior written notice of such proposed location (including, without limitation, the name of the county or parish and state), (b) do or cause to be done all things necessary or appropriate to keep each Material Agreement in full force and effect during its stated term (unless the other party thereto has defaulted thereunder) and keep the


                                       37
                                                                CREDIT AGREEMENT

Rights of the Companies and Agent and Lenders thereunder unimpaired, (c) notify Agent of the occurrence of any default under any Material Agreement, and (d) exercise each and every option, if any, to renew and extend the term of each Material Agreement prior to the termination thereof (unless the other party thereto has defaulted thereunder or such Company determines in good faith that the renewal or extension of such agreement is economically unsound). In addition, no Company will amend, modify, surrender, impair, forfeit, cancel, or terminate, or permit the amendment, modification, surrender, impairment, forfeiture, cancellation, or termination of, any Material Agreement (other than amendments or modifications which could not, individually or collectively, have a Material Adverse Effect, and cancellations or terminations of contracts when the other party thereto has defaulted thereunder).

         8.13 Environmental Laws. Each Company shall conduct its business so as to comply with all applicable Environmental Laws and shall promptly take corrective action to remedy any non-compliance with any Environmental Law, except where failure to so comply or take such action would not reasonably be expected to have a Material Adverse Effect. Each Company shall maintain a system which, in its reasonable business judgment, will assure its continued compliance with Environmental Laws.

         8.14 Subsidiaries. Borrower shall cause any new Subsidiary to execute and deliver a Guaranty to Agent for the benefit of Lenders.

SECTION 9 NEGATIVE COVENANTS. For so long as any Lender is committed to lend or issue LCs under this agreement and until the Obligation has been fully paid and performed, Borrower covenants and agrees with Agent and Lenders that, without first obtaining Agent's written notice of Determining Lenders' consent to the contrary:

         9.1 Payroll Taxes. No Company may use any proceeds of any Borrowing to pay the wages of employees unless a timely payment to or deposit with the United States of America of all amounts of Tax required to be deducted and withheld with respect to such wages is also made.

         9.2 Debt. No Company may have any Debt except Permitted Debt.

         9.3 Loans, Advances, Acquisitions and Investments.

                  (a) Loans and Advances. No Company may, directly or indirectly, make any loan, advance or extension of credit to, or purchase or commit to purchase any evidences of Debt of, any other Person, other than (i) advances by Borrower to a Subsidiary who has executed a Guaranty; (ii) advances by Borrower to other Persons, subject to the dollar limitation in SECTION 2.1(c); (iii) advances by Borrower to a Subsidiary from its own funds, provided that such funds are not proceeds of Borrowings, (iv) advances by a direct Subsidiary of Borrower to its Subsidiaries from its own funds, provided that such funds are not proceeds of Borrowings, (v) advances to Borrower by a Subsidiary who has executed a Guaranty, and (vi) current trade and customer accounts receivable which are for goods furnished or services rendered in the ordinary course of business and are payable in accordance with customary trade terms.

                  (b) Acquisitions and Investments. No Company may, directly or indirectly, make any investment in, or purchase or commit to purchase any stock or other securities of, or interests in, or assets of any other Person (including, but not limited to, any new Subsidiary of any of the Companies), or merge or consolidate with any Person, other than
         (i) marketable direct obligations



                                       38
                                                                CREDIT AGREEMENT
         issued or unconditionally guaranteed by the United States Government or issued by an agency thereof and backed by the full faith and credit of the United States of America; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof and, at the time of acquisition, having an investment grade rating obtainable from either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("MOODY'S"), and not listed in Credit Watch published by S&P; (iii) commercial paper, other than commercial paper issued by a Company, maturing no more than 90 days after the date of creation thereof and, at the time of acquisition, having an investment grade rating from either S&P or Moody's; (iv) investment grade domestic and eurodollar certificates of deposit or time deposits or bankers' acceptances maturing within one year after the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $250,000,000; (v) common stock, preferred stock, partnership interests, or any Debt instrument acquired in conjunction with outsourcing contracts for consideration which does not exceed an amount equal to 7.5% of the book value of the consolidated assets of the Companies immediately prior thereto; (vi) common stock for which there is a public market; (vii) variable rate preferred stock, auction market preferred stock, remarketed preferred stock, and preferred stock funds having an investment grade rating from either Moody's or S&P; (viii) variable rate demand notes or variable rate demand bonds having an investment grade rating from either Moody's or S&P; (ix) repurchase agreements collateralized with instruments or securities described in clauses (i) through (viii) of this SECTION 9.3(b); (x) other instruments having an investment grade rating from either Moody's or S&P; (xi) money market funds, mutual funds or other funds that invest in instruments or securities described in clauses (i) through (x) of this SECTION 9.3(b); (xii) any other acquisition in which the consideration is paid with Borrower's common stock; (xiii) any merger or consolidation of a Subsidiary into another Subsidiary or into Borrower; and (xiv) the CARA Acquisition, the BRC Acquisition, and any other acquisitions of stock, interests or assets, (or creation of new Subsidiaries), so long as the aggregate amount of consideration paid (or capital contributed) by the Companies during each fiscal year set forth in the table below for such stock, other interests or assets does not exceed the Maximum Amount for such fiscal year. For purposes of this SECTION 9.3(b)(xiv), "MAXIMUM AMOUNT" means the "Maximum Amount" set forth in the table below plus any portion of the previous fiscal year's Maximum Amount not utilized during that previous fiscal year.

        FISCAL YEAR END                  MAXIMUM AMOUNT
        ---------------                  --------------
            6/30/97                       $ 65,000,000

            6/30/98                       $ 75,000,000

     6/30/99 and thereafter               $120,000,000


         9.4 Liens. No Company may (a) create, incur, or suffer or permit to be created or incurred or to exist any Lien upon any of its assets except Permitted Liens or (b) enter into or permit to exist any arrangement or agreement that directly or indirectly prohibits any Company from creating or incurring any Lien on any of its assets (i) except the Loan Documents, (ii) any lease that places a Lien prohibition on only the property subject to that lease, and (iii) arrangements and agreements that apply only to property subject to Permitted Liens.


                                       39
                                                                CREDIT AGREEMENT

         9.5 Employee Plans. Except as disclosed on SCHEDULE 7.11 or where not a Material Adverse Event, no Company may permit any of the events or circumstances described in SECTION 7.11 to exist or occur.

         9.6 Transactions with Affiliates. Except as disclosed on SCHEDULE 7.14, no Company may, directly or indirectly, enter into any material transaction (including, without limitation, the sale or exchange of property or the rendering of service) with any of its Affiliates, other than (a) transactions in the ordinary course of business and upon fair and reasonable terms no less favorable than could be obtained in an arm's-length transaction with a Person that was not its Affiliate, (b) transfers of assets to Borrower by any Subsidiary, and (c) transfers of assets by Borrower or any other Subsidiary to any Subsidiary party to a Guaranty. For purposes of this SECTION 9.6, such transactions are "material" if they, individually or in the aggregate, require any Company to pay more than $1,000,000 over the course of such transactions.

         9.7 Compliance with Laws and Documents. No Company may (a) violate the provisions of any Laws (including, without limitation, OSHA and Environmental
Laws) applicable to it or of any material agreement to which it is a party if that violation alone, or when aggregated with all other violations, would be a Material Adverse Event, (b) violate in any material respect any provision of its charter or bylaws, or (c) repeal, replace, or amend any provision of its charter or bylaws if that action would be a Material Adverse Event.

         9.8 Issuance of Securities.

         (a) Borrower may not permit any Subsidiary to, directly or indirectly, issue, sell, or otherwise dispose of any carrying Rights, warrants, options or other Rights to subscribe for or purchase any such shares, other than (i) Rights under existing employee stock option plans of any Subsidiary or such Subsidiary employee stock option plans which are hereafter created in the ordinary course of business, (ii) with respect to each Subsidiary (other than The LAN Company) existing as of July 30, 1997, any warrants, options, or other acquisition Rights of any Person that could not result in the holders of such warrants, options, or other acquisition Rights owning, in the aggregate, at least 5% of the outstanding shares of capital stock of the applicable Subsidiary, and (iii) with respect to The LAN Company and any Subsidiary formed or acquired after July 30, 1997, any warrants, options, or other acquisition Rights of any Person that could not result in the holders of such warrants, options, or other acquisition Rights owning, in the aggregate, at least 10% of the outstanding shares of capital stock.

         (b) Borrower may not permit any Subsidiary to, directly or indirectly, issue, sell, or otherwise dispose of any of its shares of capital stock or other investment securities of any class, or any securities convertible into or exchangeable for any such shares, unless (i) such Subsidiary is party to a Guaranty, and, after giving effect to such issuance, sale, or disposition, such Subsidiary will continue to be a Subsidiary of Borrower, or (ii) such Subsidiary is a Divestiture Subsidiary and the aggregate amount of assets owned by all Divestiture Subsidiaries consummating a transaction permitted under this SECTION 9.8(b)(ii) as of the date of such issuance, sale, or disposition does not exceed 5% of the Companies' consolidated assets.

         9.9 Distributions. No Company may declare, make, or pay any Distribution except that (a) Borrower may declare or pay any dividend on or with respect to any of its capital stock or equity securities during any fiscal year,
(i) if no Default has occurred prior to such declaration or payment, (ii) such



                                       40
                                                                CREDIT AGREEMENT
dividend is payable in the form of capital stock of the Borrower, and (iii) if such dividend is payable in cash, such payment or dividend when aggregated with all other payments and dividends made during such fiscal year would not exceed an amount equal to 50% of Borrower's net income for the preceding fiscal year; and (b) Borrower shall insure that each of its Subsidiaries declares dividends (subject to applicable Law), or makes cash advances to Borrower from time to time in aggregate amounts sufficient to permit Borrower to pay the Obligation as it becomes due and payable.

         9.10 Disposition of Assets. No Company may, directly or indirectly, sell, lease, or otherwise dispose of all or any substantial or material assets, other than (a) sales of inventory in the ordinary course of business, (b) sales of equipment for a fair and adequate consideration, provided that if any such equipment is sold, and a replacement is necessary for the proper operation of the business of such Company, such Company will replace such equipment, (c) transfers of assets permitted under SECTION 9.6, and (d) other dispositions of assets which do not in the aggregate exceed $10,000,000 during any fiscal year of Borrower.

         9.11 Mergers, Consolidations, and Dissolutions. Except as may be permitted under SECTION 9.3, no Company may liquidate, wind up, or dissolve or merge or consolidate with any other Person.

         9.12 Assignment. No Company may assign or transfer any of its Rights, duties, or obligations under any of the Loan Documents.

         9.13 Fiscal Year and Accounting Methods. No Company may change its fiscal year more than once during the term of this agreement (except that a Subsidiary may change its fiscal year at any time to match Borrower's fiscal year), and then only after giving written notice of its intent to make such change to Agent.

         9.14 New Businesses. No Company may, directly or indirectly, engage in any business other than the businesses in which it is presently engaged, and each Company shall continue to conduct the businesses in which it is presently engaged in substantially the same fashion (including, without limitation, its contracts for compute cycles), other than the engagement of a Company in a new business (through an acquisition of an existing business otherwise permitted under the terms of this agreement or the formation of a de novo business otherwise permitted under the terms of this agreement) which does not require an expenditure or investment by the Companies in excess of an amount equal to 7.5% of the value of the consolidated assets of the Companies immediately prior thereto and which does not involve a business which in the immediately preceding 12 calendar months had gross revenues in excess of an amount equal to 20% of the consolidated gross revenues of the Companies during such period.

         9.15 Government Regulations. No Company may conduct its business in such a way that it will become (a) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940, the Interstate Commerce Act (as any of the preceding acts have been amended), or any other Law (other than Regulation X of the Board of Governors of the Federal Reserve System) which regulates the incurrence of Debt, or (b) a "utility" as defined in Chapter 35 of the Texas Business and Commerce Code, as amended.

         9.16 Strict Compliance. No Company may indirectly do anything that it may not directly do under any covenant in any Loan Document.


                                       41
                                                                CREDIT AGREEMENT

         9.17 Deposit of Borrowings. Borrower may not deposit proceeds of Borrowings in any Settlement Aggregation Account.

         9.18 Prepayments of Subordinated Notes. Borrower may not prepay or cause to be prepaid any principal of, or any interest on, any of the Subordinated Notes except (a) exchanges of Subordinated Notes for other Subordinated Notes, (b) conversions of Debt under the Subordinated Notes to equity of Borrower that is not mandatorily redeemable, and (c) cash redemptions of Subordinated Notes the aggregate amount of which never exceeds $3,000,000.

         9.19 Changes Relating to Subordinated Notes. Borrower may not agree to any change or amendment to the terms of the Subordinated Notes (or any indenture or agreement in connection therewith) if the effect of such change or amendment is to: (a) increase the interest rate on the Subordinated Notes, (b) change the dates upon which payments of principal or interest are due on the Subordinated Notes other than to extend such dates, (c) change any default or event of default or covenant other than to delete or make less restrictive any default or covenant provision therein, or add any covenant with respect to the Subordinated Notes, (d) change the redemption or prepayment provisions of such the Subordinated Notes other than to extend the dates therefor or to reduce the premiums payable in connection therewith, (e) grant any security, collateral or guaranty to secure payment of the Subordinated Notes, or (f) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights to the holder of the Subordinated Notes in a manner adverse to Borrower, Agent, or any Lender.

SECTION 10 FINANCIAL COVENANTS. For so long as any Lender is committed to lend or issue LCs under this agreement and until the Obligation has been fully paid and performed, Borrower covenants and agrees with Agent and Lenders that, without first obtaining Agent's written notice of Determining Lenders' consent to the contrary, it may not directly or indirectly permit:

         10.1 Net Worth. The Companies' Net Worth -- determined as of the last day of each fiscal quarter of Borrower -- to be less than the sum of (a) $185,000,000.00, plus (b) 50% of the Companies' cumulative net income (without deduction for losses) after March 31, 1996 (commencing with the quarter ending June 30, 1996), plus (c) the gross proceeds of any Subject Securities Issuance occurring following the Closing Date.

         10.2 Funded Debt/EBITDA Ratio. The Funded Debt/EBITDA Ratio to ever be more than 3.00 to 1.00.

         10.3 Fixed-Charge Coverage. The Fixed-Charge Coverage Ratio for the most recently completed four fiscal quarters of Borrower as of the last day of each fiscal quarter of Borrower to ever be less than 1.25 to 1.00.

SECTION 11 DEFAULT. The term "DEFAULT" means the occurrence of any one or more of the following:

         11.1 Payment of Obligation. The failure or refusal of Borrower to pay any portion of the Obligation, as the same becomes due in accordance with the terms of the Loan Documents.

                                       42
                                                                CREDIT AGREEMENT
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         11.2 Covenants. Any Company's failure or refusal to punctually and properly perform, observe, and comply with any covenant (other than covenants to pay the Obligation) applicable to it:

         (a) In SECTIONS 8.1 through 8.4, 8.6 through 8.13, 9.1, 9.3(b), 9.6,
9.8 through 9.13, and 9.15 through 9.19; or

         (b) In SECTIONS 10.1, through 10.3 and that failure or refusal continues for twenty Business Days after any Company has knowledge thereof (or for a period of twenty days after knowledge of such failure or refusal would normally have come to the attention of the chief financial officer of such Company in the ordinary course of business); or

         (c) In SECTIONS 8.5, 8.14, 9.3(a), 9.4, 9.5, 9.7, 9.14, or, if such
Debt has been assumed in connection with an acquisition, SECTION 9.2, and that failure or refusal continues for thirty days after any Company has knowledge thereof (or for a period of thirty days after knowledge of such failure or refusal would normally have come to the attention of the chief financial officer of such Company in the ordinary course of business); or

         (d) The failure or refusal of Borrower (and, if applicable, any other Company) to punctually and properly perform, observe, and comply with any other covenant, agreement, or condition contained in any of the Loan Documents to which such Company is a party, other than covenants listed in CLAUSES (a) - (c) preceding, and such failure or refusal continues for a period of ten days after any Company has knowledge thereof (or for a period of ten days after knowledge of such failure or refusal would normally have come to the attention of the chief financial officer of such Company in the ordinary course of business).

         11.3 Debtor Relief. Borrower or any other Company (other than those Companies disclosed on SCHEDULE 7.7) shall not be Solvent, or any Company (a) fails to pay its Debts generally as they become due, (b) voluntarily seeks, consents to, or acquiesces in the benefit of any Debtor Relief Law, or (c) becomes a party to or is made the subject of any proceeding provided for by any Debtor Relief Law, other than as a creditor or claimant, that could suspend or otherwise adversely affect the Rights of Agent or any Lender granted in the Loan Documents (unless, in the event such proceeding is involuntary, the petition instituting same is dismissed within 60 days after its filing).

         11.4 Attachment. The failure of any Company to have discharged within 30 days after commencement any attachment, sequestration, or similar proceeding against any material asset of any Company.

         11.5 Payment of Judgments. Any Company fails to pay any judgment or order for the payment of money in excess of $10,000,000 rendered against it or any of its assets and enforcement proceedings shall have been commenced by any creditor upon any such judgment or order and remain unstayed. Notwithstanding the foregoing sentence, it shall not be a Default if the validity or amount of such judgment or order is being contested in good faith by lawful proceedings diligently conducted and a reserve or other provision required by GAAP has been made.

         11.6 Government Action. Where it is a Material Adverse Event -- from and after the Closing Date and individually or collectively for all of the Companies -- (a) a final non-appealable order is issued by any Tribunal (including, but not limited to, the United States Justice Department) seeking to cause any


                                       43
                                                                CREDIT AGREEMENT

Company to divest a significant portion of its assets under any antitrust, restraint of trade, unfair competition, industry regulation, or similar Laws, or
(b) any Tribunal condemning, seizing, or otherwise appropriating, or taking custody or control of all or any substantial portion of any Company's assets.

         11.7 Misrepresentation. Any material representation or warranty made by any Company in any Loan Document at any time proves to have been materially incorrect when made.

         11.8 Ownership of Companies.

                           (a) One or more Companies fail to own, beneficially
                  and of record, with power to vote, 100% of the issued and outstanding shares of capital stock (or similar voting interests) of the Wholly-Owned Subsidiaries, other than Divestiture Subsidiaries.

                           (b) For Borrower's Subsidiaries that are not
                  Wholly-Owned Subsidiaries, (i) with respect to Subsidiaries that are not Divestiture Subsidiaries, one or more Companies fail to own, beneficially and of record, with power to vote, more than 50% (or at least the percentage reflected on SCHEDULE 7.3) of the issued and outstanding shares of capital stock (or similar voting interests) of such Subsidiaries sufficient to constitute control of such Subsidiary, or (ii) such Subsidiaries incur Debt to any Person other than Permitted Debt.

         11.9 Change of Control of Borrower. The individuals who, as of the date of this agreement, constitute the members of Borrower's board of directors (for purposes of this SECTION 11.9, the "INCUMBENT BOARD") do not constitute or cease for any reason to constitute at least 66 2/3% of:

                  (a) Borrower's board of directors; or

                  (b) The surviving corporation's board of directors in the event of any merger or consolidation (if permitted by SECTION 9.3(b)) involving Borrower; or

                  (c) The controlling entity's board of directors, the comparable body if there is no board of directors, or voting control if there is no comparable body, in the event that the surviving corporation under CLAUSE (b) above is directly or indirectly controlled by that entity.

For purposes of this SECTION 11.9, any individual who becomes a member of the board of directors or comparable body or who obtains a voting interest, as applicable under CLAUSES (a), (b), or (c) above, after the date of this agreement and whose appointment to the board, or nomination for election, was approved or ratified by a vote of the individuals comprising at least 50% of the then incumbent board shall thereafter be deemed to be a member of the incumbent board.

         11.10 Other Funded Debt. In respect of any Debt (other than the Obligation and the Debt evidenced by the Subordinated Notes) individually or collectively of at least $3,000,000 (a) any default or other event or condition occurs or exists (other than a mandatory prepayment as a result of disposition of assets if permitted by the Loan Documents) beyond the applicable grace or cure period (and solely with respect to the Debt set forth in ITEM 7 of SCHEDULE 9.2, such default or other event or condition continues for twenty Business Days beyond such grace or cure period) the effect of which is to cause or to permit any holder of that Funded Debt to cause, whether or not it elects to cause, any of that Funded Debt to


                                       44
                                                                CREDIT AGREEMENT
become due before its stated maturity or regularly scheduled payment dates, or
(b) any of that Debt is declared to be due and payable or required to be prepaid by any Company before its stated maturity (and solely with respect to the Debt set forth in ITEM 7 of SCHEDULE 9.2, such prepayment is not made by Borrower within twenty Business Days after such guaranty is called). Notwithstanding the foregoing sentence, it shall not be a Default if (y) either (i) the validity or amount of such accelerated Debt is being contested in good faith by lawful proceedings diligently conducted, or (ii) a nonappealable judgment has been entered against any Company with respect to such Debt, and such judgment is satisfied within ninety days after it is entered, and (z) a reserve or other provision required by GAAP has been made.

         11.11 SEC Reporting Requirements. Borrower fails to comply with any applicable reporting requirements of the Securities Exchange Act of 1934, for which the failure to report would constitute a Material Adverse Event.

         11.12 Validity and Enforceability. Once executed, this agreement, any Note, any LC Agreement, any Guaranty, or any Security Document ceases to be in full force and effect in any material respect or is declared to be null and void or its validity or enforceability is contested in writing by any Company party to it or any Company party to it denies in writing that it has any further liability or obligations under it except in accordance with that document's express provisions or as the appropriate parties under SECTION 14.8 below may otherwise agree in writing.

         11.13 LCs. The validity or enforceability of any LC or any provision of this agreement relating to the LC or the LC Exposure shall be contested by any Company, or a proceeding shall be commenced by any Tribunal seeking to establish the invalidity or unenforceability thereof, or Borrower shall deny that it or any other Company has any or further liability or obligation under this agreement relating to any Letters of Credit and any LC Exposure, or Agent is served with or otherwise subject to a court order, injunction, or other process or decree restraining or seeking to restrain it from paying any amount under any LC and either (a) a drawing has occurred under the LC, and Borrower has refused to reimburse Issuing Lender for payment, or (b) the expiration date of the LC has occurred, but the Right of the beneficiary to draw under the LC has been extended past the Revolving Maturity Date in connection with the pendency of the related court action or proceeding, and Borrower has failed to deposit with Agent cash collateral in an amount equal to Issuing Lender's maximum exposure under the LC.

         11.14 Material Agreements.

                  (a) The occurrence of a default under the ATM Credit
         Agreement.

                  (b) The occurrence of a default under the Restated Credit Agreement and the expiration of any period of grace or notice.

                  (c) The occurrence of a default under any other Material Agreement (other than any Material Agreement described in SECTION 11.16) which results in the acceleration of payment of any amounts payable by any Company in excess of $10,000,000. Notwithstanding the foregoing sentence, it shall not be a default if (y) either (i) the validity or amount of such accelerated payment is being contested in good faith by lawful proceedings diligently conducted, or (ii) a nonappealable judgment has been entered against any Company with respect to such Debt, and such judgment is satisfied within ninety days after it is entered, and (z) a reserve or other provision required by GAAP has been made.


                                       45
                                                                CREDIT AGREEMENT

         11.15 Impairment of Collateral or Ability to Pay. The discovery by any Lender of information that the prospect of payment or performance of the Obligation is materially impaired, or that the value of the Collateral has or will be materially decreased, and the situation giving rise thereto is not corrected to the satisfaction of Agent and Lenders within 20 days after notice thereof from Agent to Borrower.

         11.16 Subordinated Notes. The occurrence of a default or event of default or Borrower's receipt of notice of a default or event of default under any of the Subordinated Notes or any Indenture or other agreement, document, or instrument executed and delivered in connection with the issuance of the Subordinated Notes.

SECTION 12 RIGHTS AND REMEDIES.

         12.1 Remedies Upon Default.

                  (a) Debtor Relief. If a Default exists under SECTION 11.3, the commitment to extend credit under this agreement automatically terminates, and the entire unpaid balance of the Obligation automatically becomes due and payable without any action of any kind whatsoever.

                  (b) Other Defaults. If any Default exists, subject to the terms of SECTION 13.5(b), Agent may (with the consent of, and must, upon the request of, Determining Lenders), do any one or more of the following: (i) if the maturity of the Obligation has not already been accelerated under SECTION 12.1(a), declare the entire unpaid balance of all or any part of the Obligation immediately due and payable, whereupon it is due and payable; (ii) terminate the commitments of Lenders to extend credit under this agreement; (iii) reduce any claim to judgment; (iv) demand payment of an amount equal to the LC Exposure then existing and retain as collateral for the LC Exposure any amounts received from any Company, from any property of any Company, through offset, or otherwise; and (v) exercise any and all other legal or equitable Rights afforded by the Loan Documents, by applicable Laws, or in equity.

                  (c) Offset. If a Default exists, to the extent permitted by applicable Law, each Lender may exercise the Rights of offset and banker's lien against each and every account (excluding Settlement Aggregation Accounts) and other property, or any interest therein, which any Company may now or hereafter have with, or which is now or hereafter in the possession of, that Lender to the extent of the full amount of the Obligation owed to that Lender.

         12.2 Company Waivers. To the extent permitted by Law, Borrower and (pursuant to its Guaranty) each other Company waives presentment and demand for payment, protest, notice of intention to accelerate, notice of acceleration, and notice of protest and nonpayment, and agrees that its liability with respect to all or any part of the Obligation is not affected by any renewal or extension in the time of payment of all or any part of the Obligation, by any indulgence, or by any release or change in any security for the payment of all or any part of the Obligation.

         12.3 Performance by Agent. If any Company's covenant, duty, or agreement is not performed in accordance with the terms of the Loan Documents, Agent may, while a Default exists, at its option (but subject to the approval of Determining Lenders), perform or attempt to perform that covenant, duty, or agreement on behalf of that Company (and any amount expended by Agent in its performance or attempted performance is payable by the Companies, jointly and severally, to Agent on demand, becomes part of the


                                       46
                                                                CREDIT AGREEMENT

Obligation, and bears interest at the Default Rate from the date of Agent's expenditure until paid). However, Agent does not assume and shall never have, except by its express written consent, any liability or responsibility for the performance of any Company's covenants, duties, or agreements.

         12.4 Not in Control. Nothing in any Loan Documents gives or may be deemed to give to Agent or any Lender the Right to exercise control over any Company's Real Property, other assets, affairs, or management or to preclude or interfere with any Company's compliance with any Law or require any act or omission by any Company that may be harmful to Persons or property. Any "Material Adverse Event" or other materiality or substantiality qualifier of any representation, warranty, covenant, agreement, or other provision of any Loan Document is included for credit documentation purposes only and does not imply or be deemed to mean that Agent or any Lender acquiesces in any non-compliance by any Company with any Law, document, or otherwise or does not expect the Companies to promptly, diligently, and continuously carry out all appropriate removal, remediation, compliance, closure, or other activities required or appropriate in accordance with all Environmental Laws. Agent's and Lenders' power is limited to the Rights provided in the Loan Documents. All of those Rights exist solely -- and may be exercised in any manner calculated by Agent or Lenders in their respective good faith business judgment -- to preserve and protect the Collateral and to assure payment and performance of the Obligation.

         12.5 Course of Dealing. The acceptance by Agent or Lenders of any partial payment on the Obligation is not a waiver of any Default then existing. No waiver by Agent, Determining Lenders, or Lenders of any Default is a waiver of any other then-existing or subsequent Default. No delay or omission by Agent, Determining Lenders, or Lenders in exercising any Right under the Loan Documents impairs that Right or is a waiver thereof or any acquiescence therein, nor will any single or partial exercise of any Right preclude other or further exercise thereof or the exercise of any other Right under the Loan Documents or otherwise.

         12.6 Cumulative Rights. All Rights available to Agent, Determining Lenders, and Lenders under the Loan Documents are cumulative of and in addition to all other Rights granted to Agent, Determining Lenders, and Lenders at law or in equity, whether or not the Obligation is due and payable and whether or not Agent, Determining Lenders, or Lenders have instituted any suit for collection, foreclosure, or other action in connection with the Loan Documents.

         12.7 Application of Proceeds. Any and all proceeds ever received by Agent or Lenders from the exercise of any Rights pertaining to the Obligation shall be applied to the Obligation according to SECTION 3.

         12.8 Certain Proceedings. Borrower shall promptly execute and deliver, or cause the execution and delivery of, all applications, certificates, instruments, registration statements, and all other documents and papers Agent or Determining Lenders reasonably request in connection with the obtaining of any consent, approval, registration (other than securities Law registrations), qualification, permit, license, or authorization of any Tribunal or other Person necessary or appropriate for the effective exercise of any Rights under the Loan Documents. Because Borrower agrees that Agent's and Determining Lenders' remedies at Law for failure of Borrower to comply with the provisions of this section would be inadequate and that failure would not be adequately compensable in damages, Borrower agrees that the covenants of this section may be specifically enforced.


                                       47
                                                                CREDIT AGREEMENT

         12.9 Expenditures by Lenders. Any sums spent by Agent or any Lender in the exercise of any Right under any Loan Document is payable by the Companies to Agent within five Business Days after demand, becomes part of the Obligation, and bears interest at the Default Rate from the date spent until the date repaid.

         12.10 Diminution in Value of Collateral. Neither Agent nor any Lender has any liability or responsibility whatsoever for any diminution in or loss of value of any collateral now or in the future securing payment or performance of any of the Obligation (other than diminution in or loss of value caused by their or its own gross negligence or willful misconduct).

SECTION 13 AGENT AND LENDERS.

         13.1 Agent.

                  (a) Appointment. Each Lender appoints Agent (including, without limitation, each successor to the Agent in accordance with this
         SECTION 13) as its nominee and agent to act in its name and on its behalf (and Agent and each such successor accepts that appointment):
         (i) to act as its nominee and on its behalf in and under all Loan Documents; (ii) to arrange the means whereby its funds are to be made available to Borrower under the Loan Documents; (iii) to take any action that it properly requests under the Loan Documents (subject to the concurrence of other Lenders as may be required under the Loan Documents); (iv) to receive all documents and items to be furnished to it under the Loan Documents; (v) to be the secured party, mortgagee, beneficiary, recipient, and similar party in respect of any collateral for the benefit of Lenders; (vi) to promptly distribute to it all material information, requests, documents, and items received from Borrower under the Loan Documents; (vii) to promptly distribute to it its ratable part of each payment or prepayment (whether voluntary, as proceeds of collateral upon or after foreclosure, as proceeds of insurance thereon, or otherwise) in accordance with the terms of the Loan Documents; and (viii) to deliver to the appropriate Persons requests, demands, approvals, and consents received from it. However, Agent is not required to take any action that exposes Agent to personal liability or that is contrary to any Loan Document or applicable Law.

                  (b) Successor. Agent may assign all of its Rights and obligations as Agent under the Loan Documents to any of its Affiliates, which Affiliate shall then be the successor Agent under the Loan Documents. Agent may also voluntarily resign and shall resign upon the request of Determining Lenders for cause (i.e., Agent is continuing to fail to perform its responsibilities under the Loan Documents). If the initial, or any successor to, Agent ever ceases to be a party to this agreement or if either of the initial, or any successor to, Agent ever resigns (whether voluntarily or at the request of Determining Lenders), then Determining Lenders shall appoint a successor to Agent from among Lenders (other than the resigning Agent). If Determining Lenders fail to appoint a successor to such Agent within 30 days after the resigning Agent has given notice of resignation or Determining Lenders have removed the resigning Agent, then the resigning Agent may, on behalf of Lenders, appoint a successor Agent, that (i) must be a commercial bank having a combined capital and surplus of at least $1,000,000,000 (as shown on its most recently published statement of condition), and (ii) must be consented to by Borrower, which consent shall not be unreasonably delayed or withheld. Upon its acceptance of appointment as successor Agent, the successor Agent succeeds to and becomes vested with all of the Rights of the prior Agent, and the prior Agent is discharged from its duties and obligations as Agent under the Loan Documents,


                                       48
                                                                CREDIT AGREEMENT
         and each Lender shall execute the documents that any Lender, the resigning or removed Agent, or the successor Agent reasonably request to reflect the change. After Agent's resignation or removal as Agent under the Loan Documents, the provisions of this section inure to its benefit as to any actions taken or not taken by it while it was Agent under the Loan Documents.

                  (c) Rights as Lender. Agent, in its capacity as a Lender, has the same Rights under the Loan Documents as any other Lender and may exercise those Rights as if it were not acting as Agent. The term "Lender", unless the context otherwise indicates, includes each Agent. Agent's resignation or removal does not impair or otherwise affect any Rights that it has or may have in its capacity as an individual Lender. Each Lender and Borrower agree that Agent is not a fiduciary for Lenders or for Borrower, but Agent is simply acting in the capacity described in this agreement to alleviate administrative burdens for Borrower and Lenders, that Agent has any duties or responsibilities to Lenders or Borrower except those expressly set forth in the Loan Documents, and that Agent in its capacity as a Lender has the same Rights as any other Lender.

                  (d) Other Activities. Agent or any Lender may now or in the future be engaged in one or more loan, letter of credit, leasing, or other financing transactions with Borrower, act as trustee or depositary for Borrower, or otherwise be engaged in other transactions with Borrower (collectively, the "OTHER ACTIVITIES") not the subject of the Loan Documents. Without limiting the Rights of Lenders specifically set forth in the Loan Documents, neither Agent nor any Lender is responsible to account to the other Lenders for those other activities, and no Lender shall have any interest in any other Lender's activities, any present or future guaranties by or for the account of Borrower that are not contemplated by or included in the Loan Documents, any present or future offset exercised by Agent or any Lender in respect of those other activities, any present or future property taken as security for any of those other activities, or any property now or hereafter in Agent's or any other Lender's possession or control that may be or become security for the obligations of Borrower arising under the Loan Documents by reason of the general description of indebtedness secured or of property contained in any other agreements, documents, or instruments related to any of those other activities (but, if any payments in respect of those guaranties or that property or the proceeds thereof is applied by Agent or any Lender to reduce the Obligation, then each Lender is entitled to share ratably in the application as provided in the Loan Documents).

         13.2 Expenses. Each Lender shall pay its Pro Rata Part of any reasonable expenses (including, without limitation, court costs, reasonable attorneys' fees and other costs of collection) incurred by Agent or Issuing Lender (while acting in such capacity) in connection with any of the Loan Documents if Agent or such Issuing Lender is not reimbursed from other sources within 30 days after incurrence. Each Lender is entitled to receive its Pro Rata Part of any reimbursement that it makes to Agent or Issuing Lender if Agent or such Issuing Lender is subsequently reimbursed from other sources.

         13.3 Proportionate Absorption of Losses. Except as otherwise provided in the Loan Documents, nothing in the Loan Documents gives any Lender any advantage over any other Lender insofar as the Obligation is concerned or relieves any Lender from ratably absorbing any losses sustained with respect to the Obligation (except to the extent unilateral actions or inactions by any Lender result in Borrower or any other obligor on the Obligation having any credit, allowance, set off, defense, or counterclaim solely with respect to all or any part of that Lender's Pro Rata Part of the Obligation).


                                       49
                                                                CREDIT AGREEMENT

         13.4 Delegation of Duties; Reliance. Lenders may perform any of their duties or exercise any of their Rights under the Loan Documents by or through Agent, and Lenders and Agent may perform any of their duties or exercise any of their Rights under the Loan Documents by or through their respective Representatives. Agent, Lenders, and their respective Representatives (a) are entitled to rely upon (and shall be protected in relying upon) any written or oral statement believed by them to be genuine and correct and to have been signed or made by the proper Person and, with respect to legal matters, upon opinion of counsel selected by Agent or that Lender (but nothing in this CLAUSE
(A) permits Agent to rely on (i) oral statements if a writing is required by this agreement or (ii) any other writing if a specific writing is required by this agreement), (b) are entitled to deem and treat each Lender as the owner and holder of its portion of the Obligation for all purposes until, written notice of the assignment or transfer is given to and received by Agent (and any request, authorization, consent, or approval of any Lender is conclusive and binding on each subsequent holder, assignee, or transferee of or Participant in that Lender's portion of the Obligation until that notice is given and received), (c) are not deemed to have notice of the occurrence of a Default unless a responsible officer of Agent, who handles matters associated with the Loan Documents and transactions thereunder, has actual knowledge or Agent has been notified by a Lender or Borrower, and (d) are entitled to consult with legal counsel (including counsel for Borrower), independent accountants, and other experts selected by Agent and are not liable for any action taken or not taken in good faith by it in accordance with the advice of counsel, accountants, or experts.

         13.5 Limitation of Agent's Liability.

                  (a) Exculpation. Neither Agent nor any of its respective Affiliates or Representatives will be liable for any action taken or omitted to be taken by it or them under the Loan Documents in good faith and believed by them to be within the discretion or power conferred upon them by the Loan Documents or be responsible for the consequences of any error of judgment (except for fraud, gross negligence, or willful misconduct), and neither Agent nor any of its Affiliates or Representatives has a fiduciary relationship with any Lender by virtue of the Loan Documents (but nothing in this agreement negates the obligation of Agent to account for funds received by them for the account of any Lender).

                  (b) Indemnity. Unless indemnified to its satisfaction against loss, cost, liability, and expense, Agent is not compelled to do any act under the Loan Documents or to take any action toward the execution or enforcement of the powers thereby created or to prosecute or defend any suit in respect of the Loan Documents. If Agent requests instructions from Lenders, or Determining Lenders, as the case may be, with respect to any act or action in connection with any Loan Document, Agent is entitled to refrain (without incurring any liability to any Person by so refraining) from that act or action unless and until it has received instructions. In no event, however, may Agent or any of its Representatives be required to take any action that it or they determine could incur for it or them criminal or onerous civil liability. Without limiting the generality of the foregoing, no Lender has any right of action against Agent as a result of Agent's acting or refraining from acting under this agreement in accordance with instructions of Determining Lenders.

                  (c) Reliance. Agent is not responsible to any Lender or any Participant for, and each Lender represents and warrants that it has not relied upon Agent in respect of, (i) the creditworthiness of any Company and the risks involved to that Lender, (ii) the effectiveness, enforceability, genuineness, validity, or the due execution of any Loan Document (except by Agent), (iii) any representation, warranty, document, certificate, report, or statement made therein (except by


                                       50
                                                                CREDIT AGREEMENT

         Agent) or furnished thereunder or in connection therewith, (iv) the adequacy of any collateral now or hereafter securing the Obligation or the existence, priority, or perfection of any Lien now or hereafter granted or purported to be granted on the collateral under any Loan Document, or (v) observation of or compliance with any of the terms, covenants, or conditions of any Loan Document on the part of any Company. EACH LENDER AGREES TO INDEMNIFY AGENT AND ITS REPRESENTATIVES AND HOLD THEM HARMLESS FROM AND AGAINST (BUT LIMITED TO SUCH LENDER'S COMMITMENT PERCENTAGE OF) ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, REASONABLE EXPENSES, AND REASONABLE DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER THAT MAY BE IMPOSED ON, ASSERTED AGAINST, OR INCURRED BY THEM IN ANY WAY RELATING TO OR ARISING OUT OF THE LOAN DOCUMENTS OR ANY ACTION TAKEN OR OMITTED BY THEM UNDER THE LOAN DOCUMENTS IF AGENT OR ITS REPRESENTATIVES ARE NOT REIMBURSED FOR SUCH AMOUNTS BY ANY COMPANY. ALTHOUGH AGENT AND ITS REPRESENTATIVES HAVE THE RIGHT TO BE INDEMNIFIED UNDER THIS AGREEMENT FOR THEIR OWN ORDINARY NEGLIGENCE, NEITHER AGENT NOR ITS RESPECTIVE REPRESENTATIVES HAVE THE RIGHT TO BE INDEMNIFIED UNDER THIS AGREEMENT FOR THEIR OWN FRAUD, GROSS NEGLIGENCE, OR WILLFUL MISCONDUCT.

         13.6 Default. While a Default exists, Lenders agree to promptly confer in order that Determining Lenders or Lenders, as the case may be, may agree upon a course of action for the enforcement of the Rights of Lenders. Agent is entitled to act or refrain from taking any action (without incurring any liability to any Person for so acting or refraining) unless and until it has received instructions from Determining Lenders. In actions with respect to any Company's property, Agent is acting for the ratable benefit of each Lender.

         13.7 Collateral Matters.

                  (a) Each Lender authorizes and directs Agent to enter into the Loan Documents for the Lender Liens and agrees that any action taken by Agent concerning any Collateral (with the consent or at the request of Determining Lenders) in accordance with any Loan Document, that Agent's exercise (with the consent or at the request of Determining Lenders) of powers concerning the Collateral in any Loan Document, and that all other reasonably incidental powers are authorized and binding upon all Lenders.

                  (b) Agent is authorized on behalf of all Lenders, without the necessity of any notice to or further consent from any Lender, from time to time before a Default or Potential Default, to take any action with respect to any Collateral or Loan Documents related to Collateral that may be necessary to perfect and maintain perfected the Lender Liens upon the Collateral.

                  (c) Agent has no obligation whatsoever to any Lender or to any other Person to assure that the Collateral exists or is owned by any Company or is cared for, protected, or insured or has been encumbered or that the Lender Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority.


                                       51
                                                                CREDIT AGREEMENT

                  (d) Agent shall exercise the same care and prudent judgment with respect to the Collateral and the Loan Documents as it normally and customarily exercises in respect of similar collateral and security documents.

                  (e) Lenders irrevocably authorize Agent, at its option and in its discretion, to release any Lender Lien upon any Collateral (i) constituting property being disposed of as permitted under any Loan Document, (ii) constituting property in which no Company owned any interest at the time the Lender Lien was granted or at any time after that, (iii) constituting property leased to any Company under a lease that has expired or been terminated in a transaction permitted under the Loan Documents or is about to expire and that has not been, and is not intended by that Company to be, renewed, (iv) consisting of an instrument evidencing Debt pledged to Agent (for the benefit of Lenders), if the underlying Debt has been paid in full, or (v) if approved, authorized, or ratified in writing by Lenders. Upon request by Agent at any time, Lenders shall confirm in writing Agent's authority to release particular types or items of Collateral under this CLAUSE (e).

         13.8 Limitation of Liability. No Lender or any Participant will incur any liability to any other Lender or Participant except for acts or omissions in bad faith, and neither Agent nor any Lender or Participant will incur any liability to any other Person for any act or omission of any other Lender or any Participant.

         13.9 Relationship of Lenders. The Loan Documents do not create a partnership or joint venture among Agent and Lenders or among Lenders.

         13.10 Benefits of Agreement. None of the provisions of this section inure to the benefit of any Company or any other Person except Agent and Lenders. Therefore, no Company or any other Person is responsible or liable for, entitled to rely upon, or entitled to raise as a defense -- in any manner whatsoever -- the failure of a Agent or any Lender to comply with these provisions.

SECTION 14 MISCELLANEOUS.

         14.1 Nonbusiness Days. Any payment or action that is due under any Loan Document on a non-Business Day may be delayed until the next-succeeding
Business Day (but interest shall continue to accrue on any applicable payment until payment is in fact made) unless the payment concerns a LIBOR Borrowing, in which case if the next-succeeding Business Day is in the next calendar month, then such payment shall be made on the next-preceding Business Day.

         14.2 Communications. Unless otherwise specifically provided, whenever any Loan Document requires or permits any consent, approval, notice, request, or demand from one party to another, communication must be in writing (which may be by telex or fax) to be effective and shall be deemed to have been given (a) if by telex, when transmitted to the appropriate telex number and the appropriate answer back is received, (b) if by fax, when transmitted to the appropriate fax number (and all communications sent by fax must be confirmed promptly thereafter by telephone; but any requirement in this parenthetical shall not affect the date when the fax shall be deemed to have been delivered),
(c) if by mail, on the third Business Day after it is enclosed in an envelope and properly addressed, stamped, sealed, and deposited in the appropriate official postal service, or (d) if by any other means, when actually delivered. Until changed by notice pursuant to this agreement, the address (and fax number) for Borrower and Agent are


                                       52
                                                                CREDIT AGREEMENT
stated beside their respective signatures to this agreement and for each Lender is stated beside its name on SCHEDULE 1.

         14.3 Form and Number of Documents. The form, substance, and number of counterparts of each writing to be furnished under this agreement must be satisfactory to Agent and its counsel.

         14.4 Exceptions to Covenants. No Company may take or fail to take any action that is permitted as an exception to any of the covenants contained in any Loan Document if that action or omission would result in the breach of any other covenant contained in any Loan Document.

         14.5 Survival. All covenants, agreements, undertakings, representations, and warranties made in any of the Loan Documents survive all closings under the Loan Documents and, except as otherwise indicated, are not affected by any investigation made by any party.

         14.6 Governing Law. Unless otherwise stated in any Loan Document, the Laws of the State of Texas and of the United States of America govern the Rights and duties of the parties to the Loan Documents and the validity, construction, enforcement, and interpretation of the Loan Documents.

         14.7 Invalid Provisions. Any provision in any Loan Document held to be illegal, invalid, or unenforceable is fully severable; the appropriate Loan Document shall be construed and enforced as if that provision had never been included; and the remaining provisions shall remain in full force and effect and shall not be affected by the severed provision. Agent, Lenders, and each Company party to the affected Loan Document agree to negotiate, in good faith, the terms of a replacement provision as similar to the severed provision as may be possible and be legal, valid, and enforceable.

         14.8 Amendments, Consents, Conflicts, and Waivers.

                  (a) Determining Lenders. Unless otherwise specifically provided (i) the provisions of this agreement may be amended, modified, or waived, only by an instrument in writing executed by Borrower, Agent, and Determining Lenders (except amendments or modifications to the limitations set forth in SECTION 9.3(B)(XIV), which may be made by an instrument in writing executed by Borrower, Agent, and Majority Lenders) and supplemented only by documents delivered or to be delivered in accordance with the express terms of this agreement, and
         (ii) the other Loan Documents may only be the subject of an amendment, modification, or waiver that has been approved by Determining Lenders and Borrower.

                  (b) All Lenders. Except as specifically otherwise provided in this SECTION 14.8, any amendment to or consent or waiver under this agreement or any Loan Document that purports to accomplish any of the following must be by an instrument in writing executed by Borrower and Agent and executed (or approved, as the case may be) by each Lender:
         (i) extends the due date or decreases the amount of any scheduled payment or amortization of the Obligation beyond the date specified in the Loan Documents; (ii) decreases any rate or amount of interest, fees, or other sums payable to Agent or Lenders under this agreement (except such reductions as are contemplated by this agreement); (iii) changes the definition of "COMMITMENT," "COMMITMENT PERCENTAGE," "DETERMINING LENDERS," "PRO RATA PART" or "TOTAL COMMITMENT;"; (iv) increases any one or more Lenders' Commitment (except as provided in SECTION 2.7); (v) waives compliance with, amends, or fully or partially releases -- except as expressly provided by SECTION 5.5 or any other


                                       53
                                                                CREDIT AGREEMENT

         Loan Documents -- any Guaranty or Collateral; or (vi) changes this CLAUSE (b) or any other matter specifically requiring the consent of all Lenders under this agreement.

                  (c) Fees to Agent. Any amendment or consent or waiver with respect to fees payable solely to Agent under a separate letter agreement must be executed in writing only by Agent and Borrower.

                  (d) LCs. Any LC may be renewed, extended, amended, replaced, or canceled consistent with the terms of this agreement by writing executed by the Issuing Lender and Borrower that is first approved by Agent.

                  (e) Conflicts. Any conflict or ambiguity between the terms and provisions of this agreement and terms and provisions in any other Loan Document is controlled by the terms and provisions of this agreement.

                  (f) Waivers. No course of dealing or any failure or delay by Agent, any Lender, or any of their respective Representatives with respect to exercising any Right of Agent or any Lender under this agreement operates as a waiver thereof. A waiver must be in writing and signed by Agent and Lenders (or Determining Lenders, if permitted under this agreement) to be effective, and a waiver will be effective only in the specific instance and for the specific purpose for which it is given.

         14.9 Multiple Counterparts. Any Loan Document may be executed in a number of identical counterparts (including, at Agent's discretion, counterparts or signature pages executed and transmitted by fax) with the same effect as if all signatories had signed the same document. All counterparts must be construed together to constitute one and the same instrument.

         14.10 Parties.

                  (a) Parties Bound. Each Loan Document binds and inures to the parties to it, any intended beneficiary of it, and each of their respective successors and permitted assigns. No Company may assign or transfer any Rights or obligations under any Loan Document without first obtaining all Lenders' consent, and any purported assignment or transfer without Lenders' consent is void. No Lender may transfer, pledge, assign, sell any participation in, or otherwise encumber its portion of the Obligation except as permitted by CLAUSES (B) or (C) below.

                  (b) Participations. Any Lender may (subject to the provisions of this section, in accordance with applicable Law, in the ordinary course of its business, and at any time) sell to one or more Persons (each a "PARTICIPANT") participating interests in its portion of the Obligation. The selling Lender remains a "Lender" under the Loan Documents, the Participant does not become a "Lender" under the Loan Documents, and the selling Lender's obligations under the Loan Documents remain unchanged. The selling Lender remains solely responsible for the performance of its obligations and remains the holder of its share of the Principal Debt for all purposes under the Loan Documents. Borrower and Agent shall continue to deal solely and directly with the selling Lender in connection with that Lender's Rights and obligations under the Loan Documents, and each Lender must retain the sole right and responsibility to enforce due obligations of the Companies. Participants have no Rights under the Loan Documents except as provided below.


                                       54
                                                                CREDIT AGREEMENT

         Subject to the following, each Lender may obtain (on behalf of its Participants) the benefits of SECTION 3 with respect to all participations in its part of the Obligation outstanding from time to time so long as Borrower is not obligated to pay any amount in excess of the amount that would be due to that Lender under SECTION 3 calculated as though no participations have been made. No Lender may sell any participating interest under which the Participant has any Rights to approve any amendment, modification, or waiver of any Loan Document except as to matters in SECTION 14.8(b)(i) and (ii).

                  (c) Assignments. Each Lender may make assignments to the Federal Reserve Bank. Each Lender may also assign to one or more assignees (each an "ASSIGNEE") all or any part of its Rights and obligations under the Loan Documents so long as (i) the assignor Lender and Assignee execute and deliver to Agent and Borrower for their consent and acceptance (that may not be unreasonably withheld in any instance and is not required if the Assignee is an Affiliate of the assigning Lender) an assignment and assumption agreement in substantially the form of EXHIBIT F (an "ASSIGNMENT") and pay to Agent a processing fee of $2,500, (ii) the assignment is for an identical percentage of the assignor Lender's Rights and obligations under the Revolving Facility, (iii) the assignment must be for a minimum total Commitment of $5,000,000 and, if the assigning Lender retains any Commitment, it must be a minimum total Commitment of $5,000,000, and
         (iv) the conditions for that assignment set forth in the applicable Assignment are satisfied. The Effective Date in each Assignment must (unless a shorter period is agreeable to Borrower and Agent) be at least five Business Days after it is executed and delivered by the assignor Lender and the Assignee to Agent and Borrower for acceptance. Once that Assignment is accepted by Agent and Borrower, and subject to all of the following occurring, then, on and after the Effective Date stated in it (i) the Assignee automatically becomes a party to this agreement and, to the extent provided in that Assignment, has the Rights and obligations of a Lender under the Loan Documents, (ii) the assignor Lender, to the extent provided in that Assignment, is released from its obligations to fund Borrowings under this agreement and its reimbursement obligations under this agreement and, in the case of an Assignment covering all of the remaining portion of the assignor Lender's Rights and obligations under the Loan Documents, that Lender ceases to be a party to the Loan Documents, (iii) Borrower shall execute and deliver to the assignor Lender and the Assignee the appropriate Notes in accordance with this agreement following the transfer, (iv) upon delivery of the Notes under CLAUSE (III) preceding, the assignor Lender shall return to Borrower all Notes previously delivered to that Lender under this agreement, and (v) SCHEDULE 1 is automatically deemed to be amended to reflect the name, address, telecopy number, and Commitment of the Assignee and the remaining Commitment (if any) of the assignor Lender, and Agent shall prepare and circulate to Borrower and Lenders an amended SCHEDULE 1 reflecting those changes. Notwithstanding the foregoing, no Assignee may be recognized as a party to the Loan Documents (and the assigning Lender shall continue to be treated for all purposes as the party to the Loan Documents) with respect to the Rights and obligations assigned to that Assignee until the actions described in CLAUSES (III) and (IV) have occurred. The Obligation is registered on the books of Borrower as to both principal and any stated interest, and transfers of (as opposed to participations in) principal and interest of the Obligation may only be made in accordance with this SECTION 14.10.

         14.11 Venue, Service of Process, and Jury Trial. BORROWER AND (PURSUANT TO ITS GUARANTY) EACH COMPANY, IN EACH CASE FOR ITSELF AND ITS SUCCESSORS AND ASSIGNS, IRREVOCABLY (A) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS


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                                                                CREDIT AGREEMENT

IN TEXAS, (B) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR IN THE FUTURE HAVE TO THE LAYING OF VENUE OF ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH ANY LOAN DOCUMENT AND THE OBLIGATION BROUGHT IN THE DISTRICT COURTS OF DALLAS COUNTY, TEXAS, OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, DALLAS DIVISION, (C) WAIVES ANY CLAIMS THAT ANY LITIGATION BROUGHT IN ANY OF THE FOREGOING COURTS HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, (D) CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THOSE COURTS IN ANY LITIGATION BY THE MAILING OF COPIES OF THAT PROCESS BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, BY HAND DELIVERY, OR BY DELIVERY BY A NATIONALLY-RECOGNIZED COURIER SERVICE, AND SERVICE SHALL BE DEEMED COMPLETE UPON DELIVERY OF THE LEGAL PROCESS AT ITS ADDRESS FOR PURPOSES OF THIS AGREEMENT, (E) AGREES THAT ANY LEGAL PROCEEDING AGAINST ANY PARTY TO ANY LOAN DOCUMENT ARISING OUT OF OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE OBLIGATION MAY BE BROUGHT IN ONE OF THE FOREGOING COURTS, AND (F) WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW, ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY LOAN DOCUMENT. The scope of each of the foregoing waivers is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. BORROWER AND (PURSUANT TO ITS GUARANTY) EACH OTHER COMPANY ACKNOWLEDGES THAT THESE WAIVERS ARE A MATERIAL INDUCEMENT TO AGENT'S AND EACH LENDER'S AGREEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT AGENT AND EACH LENDER HAS ALREADY RELIED ON THESE WAIVERS IN ENTERING INTO THIS AGREEMENT, AND THAT AGENT AND EACH LENDER WILL CONTINUE TO RELY ON EACH OF THESE WAIVERS IN RELATED FUTURE DEALINGS. BORROWER AND (PURSUANT TO ITS GUARANTY) EACH OTHER COMPANY FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THESE WAIVERS WITH ITS LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY AGREES TO EACH WAIVER FOLLOWING CONSULTATION WITH LEGAL COUNSEL. The waivers in this section are irrevocable, meaning that they may not be modified either orally or in writing, and these waivers apply to any future renewals, extensions, amendments, modifications, or replacements in respect of the applicable Loan Document. In connection with any Litigation, this agreement may be filed as a written consent to a trial by the court.

         14.12 Confidentiality Obligations. All nonpublic information furnished by any Company to Agent or Lenders pursuant to this Agreement (that is designated by such Company to Agent and Lenders as nonpublic information) will be treated as confidential, but nothing herein contained shall limit or impair any Agent's or Lender's Rights (and Agent or Lender shall be entitled) (a) to disclose the same to any Tribunal, if required to do so, or to any prospective or actual Assignee or Participant (provided that such prospective or actual Assignee or Participant agrees to comply with this SECTION 14.12), or to the respective affiliates, directors, officers, employees, attorneys, and agents of Agent or Lender or any prospective or actual Assignee or Participant, (b) to use such information to the extent pertinent to an evaluation of the Obligation, (c) to enforce compliance for the terms and conditions of the Loan Documents, or (d) to take any action which Agent or Lender deems necessary to protect its interests if a Default has occurred and is continuing.

         14.13 Entirety. THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN BORROWER, LENDERS, AND AGENT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


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                                                                CREDIT AGREEMENT
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                     REMAINDER OF PAGE INTENTIONALLY BLANK.
                             SIGNATURE PAGE FOLLOWS.




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                                                                CREDIT AGREEMENT
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         EXECUTED as of the date first stated above.



2828 North Haskell                     AFFILIATED COMPUTER SERVICES, INC.,
Dallas TX  75204                         as Borrower
Attn:    Ms. Nancy Vineyard
         Treasurer
Fax:     214-824-2565

                                       By
                                         -------------------------------------
                                         Nancy Vineyard
                                         Treasurer


1445 Ross Avenue, Suite 300            WELLS FARGO BANK (TEXAS), NATIONAL
Dallas, TX  75202                      ASSOCIATION, as Agent and a Lender
Attn:    Mr. Kyle G. Hranicky
         Vice President
Fax:     214-740-1543
                                       By
                                         -------------------------------------
                                         Kyle G. Hranicky
                                         Vice President






                                                                CREDIT AGREEMENT